                                                                   EXHIBIT 10.13

                             ACQUISITION AGREEMENT
                             ---------------------

          This Agreement, dated as of November 30, 1998, by and among Wicks Broadcast Group Limited Partnership, a Delaware limited partnership (the "Company"), and AK Media Group, Inc., a Washington corporation ("Buyer").

          WHEREAS, the Company and its subsidiary, WBG License Co., L.L.C., a Delaware limited liability company ("License Co.") (collectively with the Company, the "Companies") operate those television broadcast stations identified on Schedule A annexed hereto, serving the respective markets identified therein,
   ----------
pursuant to FCC Licenses, as hereinafter defined (each such station being hereinafter referred to as a "Station", and collectively as the "Stations"), and own assets and properties used exclusively in the operation and business of the Stations;

          WHEREAS, the FCC Licenses may not be transferred without the prior approval of the FCC;

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   ---------

             Purchase and Sale of Assets; Time Brokerage Agreement
             -----------------------------------------------------

     1.1   Sale and Assignment.
           -------------------

           (a) Subject to the terms and conditions hereof, at the Closing (as such term is defined in Section 4.1 below) the Company shall, and shall cause License Co. to, sell, assign, convey and otherwise transfer to Buyer, and Buyer shall purchase from the applicable Companies, all right, title and interest of the Companies in and to the following (the "Purchased Assets") (excluding the Excluded Assets (as such term is defined in Section 1.2 below)), free and clear of all Liens (as hereinafter defined) other than Permitted Liens (as hereinafter defined):

                (i)  FCC Licenses.  All right, title and interest of the
                     ------------
Companies in and to all licenses, permits, variances, franchises, certifications, approvals, construction permits and authorizations issued or granted by the FCC for, or used in the operation of the Stations (the "FCC Licenses"), together with any applications therefor, renewals, extensions or modifications thereof and additions thereto.

                (ii)   Tangible Personal Property.  All fixed and tangible
                       --------------------------
equipment, machinery, vehicles, furniture, transmitting towers, transmitters, antennae, office materials and supplies, spare parts and other tangible personal property owned by any of the Companies and used or held for use by the Companies exclusively by or for any of the Stations or the operation thereof, with all replacements thereof, additions and alterations thereto, and substitutions therefor, made between the date hereof and the Closing Date (hereinafter collectively the "Tangible Personal Property").

                (iii)  Real Properties.  All land, buildings, improvements,
                       ---------------
fixtures, and transmitting towers (to the extent they constitute fixtures or other interests in real property and not Tangible Personal Property) and other real property owned by any of the Companies, and all leaseholds and other interests of any of the Companies in real property and/or buildings and/or improvements thereon, and all security deposits with respect to any of the foregoing, in each case used, or held for use, exclusively by or for any of the Stations.

                (iv)   Advertising Contracts.  All right, title and interest of
                       ---------------------
the Companies in and to all orders and agreements for the sale of advertising time on the Stations for cash and all trade, barter and similar agreements for the sale of advertising time on the Stations other than for cash, and all such orders and agreements for advertising time on the Stations entered into between the date hereof and the Closing Date, each in the ordinary course of business, and to the extent the foregoing have not been performed by the Companies as of the Closing Date, in each case to which any of the Companies or any of the Stations is a party (hereinafter collectively "Advertising Contracts").

                (v)    Agreements.  All right, title and interest of the
                       ----------
Companies in and to the contracts, agreements and leases, including, without limitation, program licenses and agreements and contracts to broadcast product or programs on the Stations, in each case pertaining exclusively to any of the Stations, any of the Real Properties or any of the Tangible Personal Property, to which any of the Companies or the Stations is a party, but in all cases other than the Excluded Contracts (as hereinafter defined) (all of the foregoing (other than the Excluded Contracts) being hereinafter, together with the Advertising Contracts, collectively, "Contracts").

                (vi)   Intangibles.  All right, title and interest of the
                       -----------
Companies in and to: the call letters for the Stations, all original programming created exclusively for any of the Stations, and all copyrights, trademarks, trade names, logos, slogans, jingles.

service marks, applications for any of the foregoing, and other intangible proprietary property, in each case used, or held for use, by any of the Companies exclusively for any of the Stations (hereinafter collectively the "Intangibles").

                (vii)  Insurance Proceeds.  All right, title and interest of the
                       ------------------
Companies in and to insurance proceeds and rights thereto derived from loss, damage or destruction of or to any properties or assets described in paragraph
(iii) or (iv) above, but only to the extent not utilized prior to the Closing to repair or replace the lost, damaged or destroyed items included in the Purchased Assets (collectively "Insurance Proceeds").

                (viii) Barter Receivables.  All Barter Receivables (as defined
                       ------------------
below) of the Stations.

                (ix)   Prepaid Items.  All right, title and interest of the
                       -------------
Companies in and to all prepaid items relating exclusively to any of the Purchased Assets or the operation of any of the Stations (other than unearned insurance premiums), but only to the extent dollar-for-dollar credit therefor is given and paid to the Companies pursuant to Section 2.4 hereof.

                (x)    FCC Logs.  All FCC logs and similar records of the
                       --------
Companies that relate exclusively to the operation of the Stations ("FCC Logs").

                (xi)   Business Records.  All right, title and interest of the
                       ----------------
Companies. in and to all engineering and advertising reports, programming studies, consulting reports, marketing data, technical equipment information and specifications, copies of personnel records, mailing lists, lists of vendors or suppliers, and any other similar information in tangible form, used or held for use by the Companies exclusively in the business or operation of the Stations (hereinafter collectively "Business Records").

                (xii)  Goodwill.  All goodwill in and going concern value of the
                       --------
Stations.

     1.2   Excluded Assets.  The Purchased Assets shall not include the
           ---------------
following (the "Excluded Assets"):

           (a) All cash, cash equivalents or similar type investments of any of the Companies, such as certificates of deposit, Treasury bills and other marketable securities on hand and/or in banks, and unearned insurance premiums and security deposits, excluding, however, Insurance Proceeds to the extent such Insurance Proceeds have not been utilized prior to Closing in the manner contemplated in Section 1.1(a)(vii) hereof;

           (b) All accounts receivable in respect of air time broadcast on any of the Stations prior to the Closing Date, other than any of the foregoing in the nature of barter or trade receivables entitling any of the Companies to goods or services, or to air time for the broadcast of advertising promoting any of the Stations ("Barter Receivables"), and other than those in favor of Buyer under the Time Brokerage Agreement (as hereinafter defined) (the "TBA Receivables") (such accounts receivable other than Barter Receivables and TBA Receivables being herein called "Receivables"), and all other accounts and other amounts receivables of any of the Companies.

           (c) All supplies and items of tangible property consumed or disposed of in the ordinary course of business between the date of this Agreement and the Closing Date;

           (d) All personal effects belonging to personnel of any of the Stations;

           (e) All financial and tax reports, ledgers and books and records, Tax returns, work sheets related to any of the foregoing, organizational documents, and books and records pertaining to the organization, existence and/or capitalization of any of the Companies;

           (f) any and all policies of insurance, including, without limitation, any and all rights thereunder;

           (g) all rights of any of the Companies to enforce (i) the obligations of Buyer to pay, perform or discharge the Assumed Liabilities, and
(ii) all other obligations of Buyer under or in connection with, as well as all other rights of any of the Companies, under or in connection with, this Agreement, the Time Brokerage Agreement and/or the Liabilities Undertaking (as hereinafter defined) and/or any of the other Buyer Documents (as hereinafter defined);

           (h)  all rights to claims for refunds of Taxes;

           (i) any and all rights necessary to defend against any and all debts, liabilities and obligations retained by any of the Companies, including, but not limited to, rights of setoff which any of the Companies may have with respect to any of such debts, liabilities and obligations;

           (j) any and all claims or causes of action against third parties which may have accrued in favor of any of the Companies prior to the Closing Date or which may have arisen or may arise out of any one or more events, conditions or circumstances prior to the Closing Date;

           (k)  all Excluded Contracts (as hereinafter defined);

           (l) any assets of any compensation or benefit plan or arrangement of any of the Companies in effect as of the Closing Date;

           (m) all assets, properties, business and rights of any of the Companies pertaining or relating to any of the radio broadcast stations, or to any of the other television broadcast stations (other than the Stations), owned, operated or managed by any of the Companies;

           (n) all shares of capital stock, partner interests and member interests, and all other equity interests and securities, of or in any of the Companies or any of the subsidiaries thereof; and

           (o) the names Wicks, Wicks Broadcast Group, WBG, Wicks Group and any and all variations thereof, and all goodwill related thereto.

     1.3   Time Brokerage Agreement.  Concurrently with the execution and
           ------------------------
delivery hereof, the Companies and Buyer are entering into a Time Brokerage Agreement, with respect to the Stations, in the form of Exhibit 1.3 hereto (the
                                                        -----------
"Time Brokerage Agreement").


                                   ARTICLE 2
                                   ---------

                                 Consideration
                                 -------------

     2.1   Purchase Price.
           --------------

           In consideration of the sale, assignment and transfer of the Purchased Assets pursuant to Section 1.1 hereof, Buyer (i) shall pay to the Company an amount (the "Purchase Price") equal to the sum of $26,000,000, and
(ii) shall assume, pay, perform and discharge promptly when due the Assumed Liabilities (as hereinafter defined).

     2.2   Assumed Liabilities.
           -------------------

           In addition to the Purchase Price payable pursuant to Section 2.1 hereof, effective as of the Closing Date (as such term is defined in Section 4.1 below), Buyer hereby agrees to assume, pay, perform, discharge and otherwise satisfy promptly when due, and to indemnify and hold harmless the Companies from and against, all liabilities and obligations of the Companies as shall be set forth or described in the form of Liabilities Undertaking attached hereto as EXHIBIT 2.2 (the
                                                          -----------
"Liabilities Undertaking", and the liabilities and obligations of the Companies assumed by Buyer thereunder being collectively the "Assumed Liabilities" and individually an "Assumed Liability"); and, in furtherance of the foregoing, at the Closing Buyer shall execute and deliver to the Companies a Liabilities Undertaking in the form of such EXHIBIT 2.2. Except as provided in this
                                -----------
Agreement or in the Liabilities Undertaking, Buyer shall not assume any debts, liabilities or obligations of any of the Companies, and all debts, liabilities and obligations of the Companies not so assumed are herein referred to as the "Excluded Liabilities".

     2.3   Allocation of Purchase Price.  The parties hereto agree that the
           ----------------------------
Purchase Price shall be deemed, for all purposes (e.g., those relating to taxes
                                                  ----
and tax returns of any kind whatsoever, including, without limitation, Internal Revenue Service Form 8594), to be allocated in accordance with an allocation schedule to be established by mutual agreement of the parties, provided,
                                                               --------
however, that if the parties are unable to agree on such an allocation schedule
-------
within sixty (60) days after the date hereof, a third-party appraiser selected by the Company and reasonable satisfactory to Buyer, the fees of which shall be borne equally by Buyer and the Company, shall resolve the allocation of the Purchase Price to any items with respect to which there is a dispute between the parties.

     2.4   Certain Closing Prorations and Adjustments.
           ------------------------------------------

           (a) In all cases, except to the extent any of the following items shall be required to be paid or assumed, or to be reimbursed to any of the Companies, by Buyer pursuant to the Time Brokerage Agreement: all utilities charges, real estate taxes, personal property taxes, monthly rental payments under real property leases to be assumed by Buyer pursuant to this Agreement and monthly equipment rental payments under leases of Tangible Personal Property to be assumed by Buyer pursuant to this Agreement, annual FCC fees, and similar prepaid items (to the extent included in the Purchased Assets), including any accrued vacation or sick pay time or any Barter Receivables, shall be prorated between Buyer and the Companies, as of Midnight on the day immediately preceding the Closing Date, and the net amount resulting from the foregoing in favor of Buyer or the Companies, as the case may be, shall then be paid to Buyer or the Company, as the case may be, at the Closing, or credited against the Purchase Price in the event the Company is to pay Buyer any such amount. The Company shall pay to Buyer an amount in respect of advertising time which the Stations are obligated to air under all orders and agreements in effect on the date hereof relating to any of the Stations pursuant to which air time for advertising is exchanged for goods, services or air time for advertising elsewhere ("Barter Agreements"), in all cases other than any programming Barter Agreements, which remain outstanding on the Closing Date to the extent of the amount by which the aggregate net negative barter balance outstanding on the Closing Date exceeds $20,000. Buyer shall pay to the Company an amount in respect of advertising time which the Stations are obligated to air under all Barter Agreements, in all cases other than any programming Barter Agreements, in effect on the date hereof which remain outstanding on the Closing Date to the extent of the amount by which the aggregate net positive barter balance outstanding on the Closing Date exceeds $20,000. If all the apportionments set forth above are not accomplished at the Closing, then, as soon as practicable thereafter, representatives of the Company and Buyer shall examine all appropriate books and records in order to make the determination of said apportionments. Payments in respect thereof shall be made within ten (10) days after each such determination, provided that if payments with respect to real or personal property taxes are based in whole or in part on the previous year's taxes, there shall be a later adjustment to reflect the current year's taxes when the bills are finally rendered.

           (b) In the event of any dispute between the parties as to prorations or adjustments under this Section 2.4, the amounts not in dispute shall nonetheless be paid and adjusted for at the Closing and such disputes shall be promptly presented for resolution to an independent certified public accountant mutually acceptable to the parties. The accountant's resolution of the dispute shall be final and binding on the parties and a judgment may be entered thereon, provided, however, that any such accountant shall have no authority to assess damages or award attorney's fees or costs. The fees and expenses of such accountant shall be paid one-half ( 1/2) by the Company and one-half ( 1/2) by Buyer.

      2.5  Nonassignability.  Notwithstanding anything to the contrary
           ----------------
herein or in any document or instrument provided for herein or contemplated hereby, to the extent that any lease, contract, license, agreement, sales or purchase order, commitment, property interest or other asset included in the Purchased Assets, or any claim, right or benefit arising thereunder or resulting therefrom (each a "Contract Interest") is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the issuer thereof or the other party or parties thereto, or any other third person (including any government or governmental regulatory agency or authority ("Authority")), this Agreement shall not, in the event any such issuer or third party shall object to such assignment, constitute a sale, assignment, transfer or conveyance thereof, or an attempted sale, assignment, transfer or conveyance thereof, absent such approval, consent or waiver; and none of the Companies shall be obligated to sell, assign, transfer or convey to Buyer any of its rights or obligations in or to any of such Contract Interests without first obtaining all such necessary approvals, consents or waivers; provided, however,
                                                             --------  -------
Buyer
shall indemnify and hold each of the Companies harmless from and against any and all costs of any of the Companies in performing any and all such obligations from and after the Closing Date pursuant to the provisions of Section 10.1(a)(iii) hereof. The Company will request, and Buyer shall cooperate with the Company to obtain, approvals, consents or waivers necessary to convey to Buyer any material Contract Interests; provided, however, that none of the
                                       --------  -------
Companies shall be obligated to pay any consideration therefor to any third party from whom such approval, consent or waiver is requested. To the extent that any of the approvals, consents or waivers referred to in this Section 2.5 shall not have been obtained as of the Closing, the obligations in connection with such Contract Interests shall nevertheless be and remain Assumed Liabilities but only to the extent that the Buyer receives a benefit associated with such liability, and the Company shall act in good faith, with all costs related thereto to be borne by Buyer but only to the extent that it receives benefits through any reasonable and lawful arrangements that actually provide the benefits of such Contract Interests to Buyer; but none of the Companies shall have any obligation to expend any sums or incur any costs or liabilities in connection with such efforts.

     2.6   Discharge of Bank Debt Liens.  At the Closing, the Company shall
           ----------------------------
cause all Liens on the Purchased Assets granted pursuant to the credit agreement of the Company with its lending banks and other institutional lenders, as the same may be amended from time to time (the "Company Credit Facility"), to be released and discharged.

     2.7   Collection of Receivables.  After the Closing, the Company will
           -------------------------
deliver to Buyer a schedule of Receivables. Buyer agrees to use commercially reasonable efforts to collect the Receivables for the benefit of the Company. From the Closing Date through the one hundred twenty (120) day period following the Closing (the "Collection Period"), Buyer shall collect the cash proceeds from the Receivables (the "Collections"). Any collections from any account debtor who is an account debtor on any of the Receivables shall be credited against the account of such account debtor in the order the accounts receivable owing therefrom with respect to any of the Stations were invoiced, except to the extent a legitimate dispute exists with respect to a particular receivable and Buyer promptly notifies the Company of such dispute or to the extent that any account debtor designates in writing to which invoice any payment should be applied. Within five (5) days after the end of each broadcast month during the Collection Period, Buyer shall deliver to the Company (i) a statement or report showing all Collections during such broadcast month, (ii) a wire transfer in an amount equal to the aggregate amount of the Collections during such broadcast month, and (iii) all records of uncollected Receivables. Within five (5) days after the end of the Collection Period, Buyer shall deliver to the Company (i) a final statement or report showing all Collections made during the Collection Period, (ii) a wire transfer in an amount equal to any remaining Collections which had not been previously remitted to the Company, and (iii) all records of uncollected Receivables, and thereafter Buyer shall have no further obligations with respect thereto, except that Buyer shall promptly remit to the Company all Collections made or received after the Collection Period. Buyer shall not agree to any settlement, discount or reduction of any of the Receivables without the prior written consent of the Company. Buyer's collection obligation under this Section shall not include any obligation to bring suit or take other legal action for the collection of the Receivables. Buyer shall not assign, pledge or grant a security interest in any of the Receivables to any third party or claim a security interest or right in or to any of the Receivables and Buyer's obligations to make payment to the Company of the Collections shall not be subject to any set-off whatsoever.


                                   ARTICLE 3
                                   ---------

                Application to and Consent By the FCC; HSR Act
                ----------------------------------------------

     3.1   FCC Consent.  The Closing (as hereinafter defined) is subject to the
           -----------
condition that the FCC shall have issued its approval of the transfer of the FCC Licenses for the Stations to Buyer (such approval being herein called the "Initial Order"), and without any conditions materially adverse to Buyer on the one hand, or any of the Companies, on the other hand, respectively, and such Initial Order shall have become a Final Order (as hereinafter defined). The following shall not be deemed to be conditions materially adverse to Buyer (and are herein referred to as "Permitted Conditions"): any condition or requirement by the FCC that the Closing not occur until the grant of applications for renewal of any of the FCC Licenses. For purposes of this Section 3.1, the "FCC" shall mean the FCC or its staff.

     3.2   Application for FCC Consent.
           ---------------------------

           (a) The Company and Buyer agree to proceed expeditiously and with due diligence and to use their respective best efforts and to cooperate with each other in seeking and applying for the Initial Order and the Final Order (the "Application"). Within ten (10) days after the date this Agreement is executed and delivered, each of the Company and Buyer shall cause to be prepared and filed with the FCC their respective portions of the Application and all information, data, exhibits, resolutions, statements, and other materials necessary and proper, and required to be provided by it, in connection with the Application. Each of the Company and Buyer further agrees expeditiously to cause to be prepared any Application amendments whenever such amendments are required by the FCC or its rules and regulations.

           (b) Except as otherwise provided herein, the Company, on the one hand, and Buyer, on the other hand, will be solely responsible for the expenses incurred by it in the preparation, filing and prosecution of the respective portions of the Application. All filing fees and grant fees imposed shall be paid by Buyer.

           (c) Buyer and the Company shall use their respective best efforts to oppose any efforts, before or after the grant or proposed grant of the Initial Order, to oppose, for reconsideration or judicial review of, the grant by the FCC of the Initial Order. In furtherance, but not in limitation of the foregoing, Buyer shall, and shall cause its affiliates to, consent to and perform any Permitted Conditions.

     3.3   Notice of Application.  The Company will give notice of the filing
           ---------------------
of the Application by such means as may be required by the rules and regulations of the FCC.

     3.4   Definition of Final Order.  For purposes of this Agreement, the term
           -------------------------
"Final Order" shall mean the Initial Order which becomes a final order of the FCC which is not reversed, stayed, enjoined or set aside, and with respect to which no timely request for stay, reconsideration, review, rehearing or notice of appeal or determination to reconsider or review is pending, and as to which the time for filing any such request, petition or notice of appeal or for review by the FCC, and for any reconsideration, stay or setting aside by the FCC on its own motion or initiative, has expired.

     3.5   HSR Compliance.  Buyer and the Company shall, within ten (10) days
           --------------
after the date hereof, file all necessary notifications under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the transactions contemplated under this Agreement. Buyer and the Company shall each pay one-half of all filing fees required in connection with such filing. Buyer and the Company shall promptly comply with any and all requests by the United States Department of Justice (the "Department of Justice") or the Federal Trade Commission (the "FTC") for additional documents or information with respect to the notification filed with the Department and the FTC pursuant to the HSR Act and shall use their respective best efforts to obtain prompt termination of the waiting period under the HSR Act. Without intending to limit the foregoing, Buyer shall, and shall cause its affiliates to, consent to and comply with any and all Permitted Conditions.

                                   ARTICLE 4
                                   ---------

                   Closing; Deliveries; Conditions Precedent
                   -----------------------------------------

     4.1  Closing.
          -------

          (a) The Closing under this Agreement (the "Closing") shall take place at the offices of the Company's counsel, no later than 10:00 a.m., local time, on the third (3rd) day after the issuance of the Initial Order; provided that if the FCC Application is then being actively contested by a challenger seeking the revocation or rescission thereof, then on the third (3rd) day after the Initial Order becomes a Final Order, or, if the parties hereto shall mutually agree upon another date, then such other mutually agreed upon date. The date of the Closing is herein called the "Closing Date".

          (b) All proceedings to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

     4.2  Company Deliveries.  At the Closing, the Company shall deliver to
          ------------------
Buyer:

          (a) complete and correct copies of the Certificate of Limited Partnership of the Company (the "L/P Certificate"), and the Limited Partnership Agreement of the Company, as amended (the "Partnership Agreement") and the Certificate of Formation and Limited Liability Company Agreement of the License Co.

          (b) certificates of good standing with respect to the Companies, as of a then recent date, by the Secretary of State of the State of Delaware, and in the case of the Company by the Secretary of State of the State of Oregon;

          (c) copies of all resolutions of the corporate general partner of the Company authorizing the execution and delivery on behalf of the Company of this Agreement and the consummation of the transactions by the Company contemplated hereby, certified by an officer of such general partner;

          (d) bill(s) of sale and deeds for the Purchased Assets executed by the appropriate Companies;

          (e) evidence of the release of the Purchased Assets from the Liens granted pursuant to the Company Credit Facility; and

          (f) all other documents required by the terms of this Agreement to be delivered by the Company to Buyer at the Closing.

     4.3  Buyer's Deliveries.  At the Closing, Buyer will deliver:
          ------------------

          (a) the Purchase Price by wire transfer of immediately available funds to such account(s) as the Company shall specify;

          (b)   the Liabilities Undertaking, executed by Buyer;

          (c) a copy of resolutions of Buyer, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by an officer of Buyer;

          (d) certificate of good standing with respect to Buyer, issued as of a then recent date, by the Secretary of State of the State of Washington; and

          (e) all other documents required by the terms of this Agreement to be delivered by Buyer at the Closing.

     4.4  Buyer's Conditions Precedent.  The obligations of Buyer under this
          ----------------------------
Agreement to proceed with the Closing are subject, at the option of Buyer, to the fulfillment of the following conditions at or prior to the Closing:

          (a) the representations and warranties of the Company contained in this Agreement, or any certificate delivered by it at the Closing pursuant to this Agreement, shall be true and correct when made, except where the failure to be true and correct would not have a Material Adverse Effect (as hereinafter defined) or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby, and, except for changes permitted by this Agreement and representations and warranties made as of a specific, indicated date, shall also be true and correct at the time of the Closing with the same force and effect as though such representations and warranties were made at that time, except, in each case where the failure to be true and correct would not have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby, and except in each case for changes or failures to be true and correct arising out of or in connection with or as a result of any matter or transaction contemplated by the Time Brokerage Agreement or any act or omission or instruction by or on behalf of Buyer in the course of its authority or activities under or in connection with the Time Brokerage Agreement;

          (b) each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by the Company, at or prior to the Closing, shall have been complied with and performed, in all material respects, in each case except for failures arising out of or in connection with or as a result of any matter or transaction contemplated by the Time Brokerage Agreement or any act or omission or instruction by or on behalf of Buyer in the course of its authority or activities under or in connection with the Time Brokerage Agreement;

          (c) the waiting period under the HSR Act shall have expired or been terminated;

          (d) no United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however,
                                                              --------  -------
that Buyer shall have used its best efforts to have any such order or injunction vacated;

          (e)   the Initial Order shall have become a Final Order;

          (f) there shall be delivered to and for the benefit of Buyer a certificate of the Company executed on the Closing Date that the conditions set forth in subsections (a) and (b) of this Section 4.4 have been fulfilled; and

          (g) there shall have been delivered to Buyer an opinion or opinions of counsel to the Companies in form and substance reasonably satisfactory to counsel to Buyer.

     4.5  The Company's Conditions Precedent.  The obligations of the Company
          ----------------------------------
under this Agreement to proceed with the Closing are subject, at the option of the Company, to the fulfillment of each of the following conditions at or prior to the Closing:

          (a) the representations and warranties of Buyer contained in this Agreement, or any certificate delivered by it at the Closing pursuant to this Agreement, shall be true and correct in all material respects when made, and shall also be true and correct in all material respects at the time of the Closing with the same force and effect as though such representations and warranties were made at that time, except for changes expressly permitted by this Agreement;

          (b) each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by Buyer at or prior to the Closing shall have been duly and properly complied with and performed, in all material respects;

          (c)   the Initial Order shall have become a Final Order;

          (d) the waiting period under the HSR Act shall have expired or been terminated;

          (e) no United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; and

          (f) there shall be delivered to the Company, a certificate of Buyer executed on the Closing Date that the conditions set forth in subsections (a) and (b) of this Section 4.5 have been fulfilled; and

          (g) there shall have been delivered to the Companies an opinion or opinions of counsel to Buyer reasonably satisfactory in form and substance to counsel to the Companies.

                                   ARTICLE 5
                                   ---------

                 Representations and Warranties of the Company
                 ---------------------------------------------

          The Company hereby makes each of the following representations and warranties:

     5.1  Organization, Standing and Qualification; Subsidiaries; Authority.
          -----------------------------------------------------------------
(a) The Company is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing as a foreign limited partnership under the laws of each state where the failure to be so qualified would result in a Material Adverse Effect. The Company has the requisite limited partnership power and limited partnership authority to own and lease its properties and to carry on its business in the places such properties are now owned or leased or where such business is presently conducted. The copies of the L/P Certificate and the Partnership Agreement heretofore delivered to Buyer are complete and correct. WBG Management, Inc., a Delaware corporation ("WBGM"), is the sole general partner of the Company and is a corporation validly existing and in good standing under the laws of the State of Delaware. WBGM has the requisite corporate power and corporate authority to own and lease its properties and to carry on its business in the places such properties are now owned or leased or where such business is presently conducted.

          (b)   Except as listed on Schedule 5.1 (b) of the Disclosure Schedule
                                    ----------------
delivered by the Company concurrently with the execution and delivery of this Agreement (the "Disclosure Schedule"), the Company has no subsidiaries, nor any interest, direct or indirect, nor has any commitment to purchase any interest, direct or indirect, in any other corporation, partnership, joint venture or other business enterprise or entity, in any case which holds any of the Purchased Assets or engages in any operations pertaining to the Stations. The entities listed in Schedule 5.1(b) of the Disclosure Schedule (the
                   ---------------
"Subsidiaries", and individually a "Subsidiary") are limited liability companies, corporations or limited partnerships, validly existing under the laws of their respective states of formation or incorporation, as indicated in said
Schedule 5.1(b).  The Subsidiaries have the requisite limited liability company,
---------------
corporate or limited partnership power and limited liability company, corporate or limited partnership authority to own or lease their respective properties and to carry on their respective businesses and in the places such respective properties are now owned or leased and where such respective businesses are presently conducted. Except as indicated in said Schedule 5.1(b), none of the business, assets or properties of the Companies relating to any of the Stations is owned, used or conducted by any partner or affiliate of the Company other than the Companies.

          (c) The Companies have all requisite limited partnership or limited liability company power and limited partnership or limited liability company authority to enter into this Agreement and each of the other agreements (including, without limitation, the Time Brokerage Agreement), certificates and instruments to be executed and delivered by any of them pursuant hereto (collectively the "Company Documents") and to carry out the transactions contemplated hereby and thereby. This Agreement has been duly executed by, and constitutes the legal, valid and binding obligation of, the Company and each of the Company Documents, when executed and delivered by such of the Companies as is party thereto, shall, when so executed and delivered, constitute the legal, valid and binding obligations of such of the Companies as is party thereto. All limited partnership and limited liability company proceedings required to be taken by the Companies relating to the execution, delivery and performance of this Agreement and the Company Documents and the consummation of the transactions contemplated hereby have been duly taken.

     5.2  No Violation.  Except for the filing of the  Application and the
          ------------
granting of the Initial Order and the Final Order, and except as may be caused or made necessary by facts relating solely to Buyer, and except as indicated in
Schedule 5.2 of the Disclosure Schedule:  the execution, delivery and
------------
performance of this Agreement and the Company Documents by the Companies, and the consummation by Companies of the transactions contemplated hereby and thereby, will not conflict with or violate the certificate of limited partnership or limited partnership agreement, or the certificate of formation or limited liability company agreement of any of the Companies or any lease, license, promissory note, conditional sales contract, indenture, mortgage, deed of trust or other agreement or instrument to which any of Companies is a party, or any law, rule or regulation to which any of the Companies is subject, which in any case would have a Material Adverse Effect or violate any court or administrative order by which any of the Companies is bound, and no approval or consent of any governmental authority or any third party is necessary for the execution, delivery and performance by any of the Companies of this Agreement or any of the Company Documents which, if not obtained, would have a Material Adverse Effect.

     5.3  Financial Statements.  Attached as Schedule 5.3 to the Disclosure
          --------------------               ------------
Schedule are copies of the following financial statements (the "Financial Statements"):

          (a) audited consolidated balance sheets and related audited consolidated statements of income and cash flow of the Company and its subsidiaries as at and for the fiscal years ended December 31, 1996 and December 31, 1997, and the unaudited consolidated balance sheet of the Company and its subsidiaries as at September 30, 1998 (the "September 30 Balance Sheet"), and

          (b) those unaudited statements of operating income for the Stations, and an unaudited balance sheet for the Stations, as are identified on Schedule
                                                                      --------
5.3 of the Disclosure Schedule (the "Station Statements").
---

Except as indicated in Schedule 5.3 of the Disclosure Schedule, the Financial
                       ------------
Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") and (other than the Station Statements) fairly present in all material respects the consolidated financial position of the Company and its subsidiaries and the consolidated results of operations of the Company and its subsidiaries as of the respective dates thereof and for the fiscal years covered thereby, and the Station Statements fairly present in all material respects the combined operating income of the Stations taken as a whole, for the periods covered thereby, subject, in the case of all interim period Financial Statements, to reasonable year-end audit adjustments.

     5.4  Absence of Undisclosed Liabilities.  To the knowledge of the Company,
          ----------------------------------
neither the Company nor any of the Subsidiaries has any material debt or liability relating to any of the Stations which would be required in accordance with GAAP to be set forth or reserved against on a consolidated balance sheet of the Company and its subsidiaries which has not been set forth on the September 30 Balance Sheet, or referred to in the notes to the most recent audited consolidated balance sheet included among the Financial Statements, except as indicated on Schedule 5.4 of the Disclosure Schedule, or on any one or more of
                                   ------------
the other Schedules of the Disclosure Schedule, and except for those (i) incurred after such date in the ordinary course of business, (ii) incurred as a result of the Time Brokerage Agreement or any act, omission or instruction of Buyer taken or made under or in connection with the Time Brokerage Agreement or any activities or transactions in furtherance thereof or in connection therewith, (iii) covered by insurance, indemnification or comparable arrangements, or (iv) which would not reasonably be expected to have a Material Adverse Effect.

     5.5  Absence of Certain Changes or Events.  Except as set forth in
          ------------------------------------
Schedule 5.5 of the Disclosure Schedule, or as contemplated or permitted by this
------------
Agreement, since September 30, 1998: (i) there has not been any increase in the rate or terms of salary or bonus payable by the Company or the Subsidiaries to any of the key employees of the Stations, except increases occurring in the ordinary course of business in accordance with customary practices, (ii) there has not been any material increase in the rates or terms of pension and similar employee benefit plans, except increases occurring in the ordinary course of business in accordance with the Company's customary practices, (iii) there has not been any material grant of severance pay by the Company or any of the Subsidiaries in favor of any present or past employee of the Stations except in the ordinary course of business in accordance with customary practices, (iv) there has not been any entry into any material agreement or material transaction relating to any of the Stations, outside the ordinary course of business, by the Company or by any of the Subsidiaries, except on reasonable and prudent terms,
(v) there has not been any material change by the Company in its accounting methods, principles or practices, other than as required by GAAP, (vi) the Company and the Subsidiaries have not mortgaged, pledged or granted a security interest on any of their material assets relating to any of the Stations, (vii) the Company and the Subsidiaries have not sold, transferred, leased to others or otherwise disposed of any of the material assets or properties relating to any of the Stations, except in the ordinary course of business, (viii) the Company and the Subsidiaries have not encountered any labor union organizing activity, had any actual or threatened employee strike, work stoppage, slow down or lockout, or had any change in their relations with their employees as a group, in each case relating to any of the Stations and which has had or is expected to have a Material Adverse Effect, (ix) prior to the date of this Agreement there has not been a Material Adverse Effect, and (x) neither the Company nor any of the Subsidiaries has entered into any agreement to effect any of the foregoing.

     5.6  Tax Liabilities.  Except as set forth on Schedule 5.6 of the
          ---------------                          ------------
Disclosure Schedule, to the knowledge of the Company: the Companies have paid or adequately accrued for all material liabilities for Federal, state and local taxes or similar charges imposed by any taxing authority, including federal, state, local and foreign income, sales, use, excise, franchise, withholding, transfer, real property and personal property taxes (collectively, "Taxes") due and payable by any of the Companies.

     5.7  Real Property.
          --------------

          (a)   Schedule 5.7 of the Disclosure Schedule identifies all of the
                ------------
Company's real property, including fee interests, leasehold interests and easements necessary to conduct or used in the business or operations of the Stations ("Real Property").

          (b)   The Company is the owner of the fee parcel identified on said
Schedule 5.7 of the Disclosure Schedule (the "Fee Parcel").  Except as disclosed
------------
in said Schedule 5.7 and except for the Permitted Liens, the Fee Parcel is or at
        ------------
Closing will be free and clear of all Liens.

          (c) The Company is the holder of a valid and subsisting interest as lessee under the leases listed in Schedule 5.7 of the Disclosure Schedule (the
                                  ------------
"Real Property Leases").

          (d)   Except as indicates in said Schedule 5.7:
                                            ------------

                   The Company is not in default under any lease with respect to the Real Property Leases listed on said Schedule 5.7, and, to the Company's
                                        ------------
knowledge, the other parties to any such leases are not in default thereunder, in each case except for such defaults that would not have a Material Adverse Effect. Except as disclosed on said Schedule 5.7 and subject to any consents
                                    ------------
required by suchReal Property Leases, and all applicable governmental required consents and approvals and the expiration of all applicable waiting periods, the Company has full legal power and authority to assign its rights under the Real Property Leases listed on said Schedule 5.7 to Buyer in accordance with this
                               ------------
Agreement .



          (e)   Except as indicated in said Schedule 5.7:
                                            ------------

          Any and all improvements made on the Fee Parcel conform to all restrictive covenants, building codes, and federal, state and local laws, regulations and ordinances including without limitation all zoning laws, regulations and ordinances, in each case except for such nonconformities that would not have a Material Adverse Effect. To the Company's knowledge, the improvements on the Fee Parcel are in all material respects in working condition. There are no pending, or to the Company's knowledge, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of the Fee Parcel. To the Company's knowledge, there are no physical or mechanical defects or deficiencies in the condition of the improvements on the Fee Parcel, including but not limited to, the transmission facilities, roofs, exterior walls or structural components of the improvements thereon and the heating, air conditioning, plumbing, ventilating, elevator, utility, sprinkler and other mechanical and electrical systems, apparatus and appliances located in, or servicing, such improvements, in each case except for such defects or deficiencies that would not have a Material Adverse Effect. To the Company's knowledge, all operating systems included in the Fee Parcel are in all material respects in working order. The improvements on the Fee Parcel do not encroach on any property not included in the Fee Parcel, and to the best of the Company's knowledge there is no encroachment on the Fee Parcel by improvements located on property not included in the Fee Parcel, in each case except for such encroachments that would not have a Material Adverse Effect. The Fee Parcel is a separate and distinct parcel for tax purposes and is not subject to property taxes or similar charges against any other land. The improvements on the Fee Parcel are served by the utilities required for the present use and operation thereof.

          (f)   Except as indicated in said Schedule 5.7:

                Any improvements of the Company made on property which is the subject of the Real Property Leases (the "Leased Real Property") conform to all lease restrictions, restrictive covenants, building codes, and federal, state and local laws, regulations and ordinances, in each case except for such nonconformities that would not have a Material Adverse Effect. To the Company's knowledge, the Company's improvements on the Leased Real Property are, in all material respects, in working condition. The Company has no knowledge of any pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of the Leased Real Property. To the Company's knowledge, there are no physical or mechanical defects or deficiencies in the condition of the improvements on the Leased Real Property, including but not limited to, the roofs, exterior walls or structural components of the improvements thereon and the heating, air conditioning, plumbing, ventilating, elevator, utility, sprinkler and other mechanical and electrical systems, apparatus and appliances located in, or servicing, such improvements, in each case except for such defects or deficiencies that would not have a Material Adverse Effect. To the Company's knowledge, all operating systems included in the Leased Real Property are, in all material respects, in working order. To the Company's knowledge, the improvements on the Leased Real Property do not encroach on any property not included in the Leased Real Property, and to the best of the Company's knowledge, there is no encroachment on the Leased Real Property by improvements located on property not included in the Leased Real Property, in each case except for such encroachments that would not have a Material Adverse Effect. The improvements on the Leased Real Property leased by the Companies are served by the utilities required for the present use and operation thereof.

     5.8  Other Tangible Property.  Except as set forth on Schedule 5.8 of the
          -----------------------                          ------------
Disclosure Schedule, the books and records of the Company and the Subsidiaries in all material respects reflect the vehicles, machinery, equipment and other tangible personal property owned or leased by the Company and the Subsidiaries and used exclusively for the operations of any of the Stations. Except as set forth on said Schedule 5.8, no material personal property of the Company and the
              ------------
Subsidiaries used primarily for the operations of any of the Stations is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is located other than in the possession or under the control of the Company or any of the Subsidiaries.

     5.9  Trade Names, Trademarks and Copyrights.  Schedule 5.9 of the
          --------------------------------------   ------------
Disclosure Schedule sets forth a list of all registered trade names, trademarks, service marks and copyrights (and all applications in respect of the foregoing) owned by the Company or any of the Subsidiaries which are material to the businesses of the Stations taken as a whole. To the knowledge of the Company, there is no infringement or alleged infringement by others of any such material trade name, trademark, service mark or copyright which is reasonably expected to have a Material Adverse Effect. To the knowledge of the Company, except as set forth on Schedule 5.9 of the Disclosure Schedule, neither the Company nor any of
         ------------
the Subsidiaries is infringing on any trade name, trademark, service mark or copyright of any other person or entity, in each case except for such infringements which would not have a Material Adverse Effect. Except for arrangements relating to television network or Station affiliation relationships, and except for rights to broadcast programming granted to or obtained by the Company or any Subsidiary in the ordinary course of business, and, except as set forth on said Schedule 5.9, neither the Company nor any of
                                 ------------
the Subsidiaries is, as of the date of this Agreement, a party to any license agreement or arrangement, whether as licensor, licensee, franchisor, franchisee or otherwise, with respect to any trademarks, service marks, trade names or copyrights relating to any of the Stations.

     5.10    Title to Assets.   Except as described in Schedule 5.10 of the
             ---------------                           -------------
Disclosure Schedule, the Companies have or at Closing will have good title to all Tangible Personal Property (and to all other tangible personal property and assets to be sold to Buyer hereunder), free and clear of any Lien, except for Permitted Liens. Except as described in said Schedule 5.10, the Tangible
                                              -------------
Personal Property is in all material respects in operating condition and repair; and all such Tangible Personal Property is in compliance with the rules and regulations of the FCC and, to Seller's knowledge, in all material respects with all other applicable federal, state and local statutes, ordinances, rules and regulations, in each case except where such noncompliance would not have a Material Adverse Effect. Except as disclosed in Schedule 5.10 of the Disclosure Schedule, the Tangible Personal Property includes all such tangible personal property reasonably necessary to conduct the business and operations of the Stations as now conducted.

     5.11    Insurance Policies.  Schedule 5.11 of the Disclosure Schedule sets
             ------------------   -------------
forth a list of material insurance policies held by the Company and the Subsidiaries as of the date of this Agreement concerning the operations and properties of the Stations. Except as set forth in Schedule 5.11, no claim is
                                                    -------------
pending under any such policy which would have a Material Adverse Effect.

     5.12    Contracts.  Schedule 5.12 of the Disclosure Schedule lists or
             ---------   -------------
describes all Contracts as of the date of this Agreement other than (A) contracts and agreements in the nature of air time, advertising, barter or trade, purchase, supply and service orders or arrangements in the ordinary course of business, (B) retransmission and "must-carry" agreements and arrangements entered into in the ordinary course of business and not requiring retransmission fee payments by the Company or the Subsidiaries, (C) any contracts and agreements relating to the acquisition of any of the Stations or assets related thereto if the obligations of the Company have been substantially performed (except for customary assumptions of liabilities of the sellers and indemnification obligations as to post-closing operations of the acquired business(es)), (D) any of the agreements referred to in Schedule 5.12(A) of the
                                                        ----------------
Disclosure Schedule (the "Excluded Contracts"), or (E) agreements not covered in clauses (A) through (D) above entered into in the ordinary course of business involving payments by the Companies of less than $10,000 in any single case or more than $50,000 in the aggregate. The Company has delivered or made available to Buyer true and complete copies of all Contracts listed on Schedule 5.12 of the Disclosure Schedule, To the knowledge of the Company, all Contracts set forth on Schedule 5.12 of the Disclosure Schedule are in full force and effect,
         -------------
and no proceedings are pending, or to the knowledge of the Company, threatened in which the unenforceability of any such Contract has been asserted, in each case except where the absence of same would not have a Material Adverse Effect. The Company has complied in all respects with all Contracts and is not in default under any of the Contracts, in each case except for such noncompliance and defaults that would not have a Material Adverse Effect. To the knowledge of the Company, no other contracting party is in default under any of the Contracts, in each case other than defaults that would not have a Material Adverse Effect. The Contracts listed on said Schedule
                                                                       --------
5.12, together with those not required to be listed, include all those as of the
----
date of this Agreement necessary in all material respects to conduct the business and operations of the Stations as now conducted. To the knowledge of the Company, the Company has not received written notice of any intention by any party to any Contract (i) to terminate the Contract, (ii) to refuse to renew the Contract upon expiration of its term, or (iii) to renew the Contract upon expiration only on terms and conditions which are more onerous than those now existing, in each case other than where the same would not have a Material Adverse Effect.

     5.13    Compliance with Laws.  Except as set forth on Schedule 5.13 of the
             --------------------                          -------------
Disclosure Schedule, to the knowledge of the Company, there is no violation by the Company or any of the Subsidiaries of any applicable federal, state or local statute, law or regulation (including, without limitation, any applicable building, zoning, environmental protection, or other law, ordinance or regulation) affecting the properties or operations of any of the Stations , in each case except for such violations that would not have a Material Adverse Effect.

     5.14    Litigation.  Except as set forth on Schedule 5.14 of the Disclosure
             ----------                          -------------
Schedule, there is not pending, nor, to the knowledge of the Company, threatened, any suit, action, arbitration, or legal or administrative proceeding, against the Company, or any of the Subsidiaries, arising out of the operations of any of the Stations, or in connection with the transactions contemplated by this Agreement , in each case which is reasonably expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement. Neither the Company nor any of the Subsidiaries is in violation of any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality, in each case except for such violations that would not have a Material Adverse Effect.

     5.15    Authorizations.  The Company and the Subsidiaries have all
             --------------
governmental authorizations, licenses, franchises and permits necessary to the operation of the Stations, and the conduct of the business of the Stations, taken as a whole, in each case except where the failure to have the same, and the cost of obtaining the same, would not have a Material Adverse Effect (collectively, the "Authorizations"). The FCC Licenses identified in Schedule
                                                                      --------
5.15 of the Disclosure Schedule constitute those licenses and permits required
----
under the Communications Act of 1934, as amended (the "Communications Act"), or the rules, regulations, and policies of the FCC, with respect to the operation of the Stations as currently operated. Except as set forth on Schedule 5.15
                                                               -------------
of the Disclosure Schedule, the FCC Licenses are in full force and effect and are unimpaired by any act or omission of the Company or any of the Subsidiaries, except where the contrary would not have a Material Adverse Effect. Except for administrative rule making or other proceedings of general applicability to the broadcast industry and except for the Application, there is no action pending nor, to the knowledge of the Company, threatened before the FCC to revoke, refuse to renew, suspend or materially and adversely modify the FCC Licenses, or to impose any Commission sanction with respect to any Station. To the knowledge of the Company, except as set forth on Schedule 5.15 of the Disclosure Schedule,
                                       -------------
there is not pending any investigation by or before the FCC, or any order to show cause, notice of material violation, notice of apparent liability, or notice of forfeiture or complaint by, before or with the FCC, against the Station or the Company or any of its Subsidiaries, nor, to the knowledge of the Company, are any of the foregoing threatened, in each case which would reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.15 of the Disclosure Schedule, the Stations are operating in
   -------------
compliance with the FCC Licenses, the Act, and the current rules, regulations, and policies of the FCC, in each case except where the failure to so comply would not have a Material Adverse Effect. All material reports, forms and statements required to be filed with the FCC in connection with the Stations have been filed with the FCC.

     5.16    Employment Contracts and Benefits. (a) Schedule 5.16 of the
             ---------------------------------      -------------
Disclosure Schedule contains a true and complete list of all persons employed at the Stations as of the date hereof and a description of all salary, bonus arrangements and employee benefit plans or arrangements applicable to such. The Company is not a party to any agreement, written or oral, with salaried or non-salaried employees at the Stations, except those setting forth terms of at will employment and except as described on said Schedule 5.16.
                                           -------------

             (b) Except as disclosed in said Schedule 5.16, the Company is not a
                                             -------------
party to any Contract or agreement with any labor organization, nor has the Company agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the Company's employees at the Stations. The Company has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of the Company at the Stations. Except as set forth on said Schedule 5.16, Seller has no knowledge of any unfair labor
                     -------------
practice charges pending against the Company with respect to the Stations; there are no pending or, to the Company's knowledge, threatened strikes or arbitration proceedings involving labor matters affecting the Company; and the Company has not experienced any strikes, work stoppage or other significant labor difficulties of any nature at the Stations in the past two years.

             (c) The Company has complied with respect to the Stations with all laws relating to the employment of labor, including, without limitation, those laws relating to safety, health, wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes, except for such noncompliance that would not have a Material Adverse Effect.

             (d) Except as set forth in said Schedule 5.16, the Company is not a
                                             -------------
party to or bound by any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering the employees at the Stations, whether or not such plan is otherwise exempt from the provisions of ERISA, and no employee or spouse of an employee is entitled to any benefits that would be payable pursuant to any such plan. The Company has in all material respects administered any plan listed on said Schedule 5.16 in accordance with all provisions of ERISA, and its otherwise
     -------------
complied in all material respects with ERISA. Buyer shall not assume or hereby become obligated to pay any debt, obligation or liability arising from the Company's employee benefit plans, or any other employment arrangement, except as specifically provided in this Agreement and coverage under such plans and arrangements for employees of the Company shall remain the responsibility of the Company so long as such employees remain employees of the Company.

     5.17    Fees.  The Company has not become obligated to pay any fee or
             ----
commission to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement except as set forth on Schedule 5.17
                                                                   -------------
of the Disclosure Schedule.

     5.18    Environmental Laws. Except as disclosed on Schedule 5.18 of the
             ------------------                         -------------
Disclosure Schedule: all operations on the Fee Parcel are in material compliance with all Environmental Laws; the Company has obtained all material environmental permits necessary for the operation of the Stations, and all such permits are in full force and effect and the Company is in material compliance with the terms and conditions of all such permits; there are no outstanding Liens (other than inchoate statutory liens) on the Company's interest in any of the Real Properties under any Environmental Laws; the Company has not received any written notice, and is not aware, of any administrative or judicial investigations, proceedings or actions with respect to material violations, alleged or proven, of Environmental Laws by the Company, or any tenants or subtenants of the Company at, or otherwise involving, any of the Real Properties or the operations of the Company conducted on any of the Real Properties; no material amount of Asbestos-Containing Material and no material amount of Hazardous Substance is present in violation of any Environmental Law in any of the improvements in the Fee Parcel, or to the Company's knowledge, the Leased Real Property due to actions of the Company or for which the Company would have liability, except for ordinary quantities of Hazardous Substances found in consumer or commercial products that are used in the normal course of broadcast station operations, including grounds and building operation and maintenance; and the Fee Parcel and, to the Company's knowledge, the Leased Real Property, and all operations of the Company conducted on or in the Fee Parcel and, to the Company's knowledge, the Leased Real Property are in material compliance with all applicable federal and state statutes and regulations relating to Asbestos and Hazardous Substances. The operation of the Stations does not exceed in any material respect the permissible levels of exposure to RF radiation specified in the FCC's applicable rules, regulations and policies concerning RF radiation.

     5.19    Programming.  Schedule 5.19 of the Disclosure Schedule sets forth
             -----------   -------------
certain indicated information, as of approximately the date indicated therein, with respect to contracts authorizing the broadcast of programming on the Stations in exchange for cash payments and is accurate in all material respects as of approximately such date.

     5.20    Certain Understandings.  Notwithstanding anything to the contrary
             ----------------------
contained in the Agreement:

             (a) For purpose of this Agreement, the terms "knowledge of the Company", and variations thereof, shall be deemed to refer only to the actual knowledge of senior management of the Company, including Peter D'Acosta and Craig B. Klosk.

             (b) It is understood and agreed that whenever the Company is called upon to list any contracts or agreements, there shall be deemed excluded from the applicable representation or warranty any agreement where the primary obligations of the parties thereto have been performed or will be performed on or before the Closing.

             (c) Certain matters and items disclosed in any Schedule of the Disclosure Schedule may not be required to be disclosed therein, but may be disclosed therein for informational purposes only, and no such disclosure shall constitute an indication or admission of the materiality thereof or create a standard of disclosure.

             (d) Notwithstanding any cross-referencing which may be undertaken in the Disclosure Schedule or any Schedule thereof, any matter identified in any one or more of the Schedules of the Disclosure Schedule shall be deemed disclosed for purposes of any other Schedule of the Disclosure Schedule.

             (e) No representation or warranty in or made pursuant to this Agreement shall be deemed breached or be deemed untrue or inaccurate if such representation or warranty ceases to be true or correct or accurate as a result of any matter, or any act, omission or instruction of Buyer taken, made or arising out of or in connection with the Time Brokerage Agreement and/or Buyer's activities or transactions in furtherance thereof or in connection therewith.

     5.21    Transactions with Affiliates. All Real Property Leases and
             ----------------------------
Purchased Assets used or necessary in the business or operations of the Station are owned, leased, licensed or held by the Companies, and except as disclosed in
Schedule 5.21 of the Disclosure Schedule and except for Excluded Contracts, no
-------------
affiliate of the Company owns or leases property or is a party to any lease or agreement directly affecting the operations of the Stations.

     5.22    Disclosure.  As of the date of this Agreement, no representation or
             ----------
warranty contained in this Agreement contains any untrue statement of a material fact.


                                   ARTICLE 6
                                   ---------

                    Representations and Warranties of Buyer
                    ---------------------------------------

     Buyer represents and warrants to the Company that:

     6.1     Organization and Standing.  Buyer is a corporation validly existing
             -------------------------
and in good standing under the laws of the State of Washington. Buyer has all requisite corporate power and corporate authority to own and lease its assets and properties and to carry on its businesses as and in the places such assets and properties are now owned or leased and where such businesses are presently conducted.

     6.2     Authority.  Buyer has all requisite corporate power and corporate
             ---------
authority to enter into this Agreement and each other agreement (including, without limitation, the Time Brokerage Agreement), certificate and instrument to be executed and delivered by it pursuant to this Agreement (collectively the "Buyer Documents") and to carry out the transactions contemplated hereby and thereby. This Agreement has been duly executed by Buyer and constitutes, and each Buyer Document, when executed and delivered, will constitute, the legal, valid and binding obligations of Buyer. All corporate proceedings and actions required to be taken by Buyer relating to the execution, delivery and performance of this Agreement and the Buyer Documents and the consummation of the transactions contemplated hereby and thereby have been duly taken.

     6.3     Litigation.  Except for administrative rule making or other
             ----------
proceedings of general applicability to the broadcast industry and except for the Application contemplated by this Agreement and matters pertaining thereto: there is no action, suit, proceeding, arbitration or investigation pending, or to the knowledge of Buyer threatened, against Buyer or any of its affiliates, and there is not outstanding any order, writ, injunction, award or decree of any court or arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality to which Buyer or any of its affiliates is subject, which could reasonably be expected to materially adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement and by the Buyer Documents.

     6.4     Financing.  Buyer has, and at the Effective Time will have, all
             ---------
funds necessary to consummate the transactions contemplated by this Agreement and by the Buyer Documents.

     6.5     Qualification.  Buyer is, and at all times through the Closing will
             -------------
be, legally, technically, financially and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC (collectively, Communications Requirements"), and all applicable laws pertaining to competition and anti-trust matters ("Anti-trust Requirements"), to control, acquire and operate the Stations. There are no facts or proceedings that could reasonably be expected to disqualify or restrict Buyer under the Communications Act, any Communications Requirements, any Anti-trust Requirements or otherwise from controlling, acquiring or operating any of the Stations or that could reasonably be expected to cause the FCC not to grant the approvals required, or cause the Department of Justice or the FTC not to permit the prompt expiration of all waiting periods under the HSR Act, in connection with the transactions contemplated by this Agreement and by the Buyer Documents. Buyer has no knowledge of any fact or circumstance relating to Buyer or any of Buyer's affiliates that could reasonably be expected to (i) cause the filing with the FCC of any valid objection to any of the transactions contemplated by this Agreement and by the Buyer Documents, or (ii) lead to a delay in the processing by the FCC of the Application, or in the termination of any waiting period under the HSR Act. No waiver of any FCC rule or policy is necessary to be obtained for the grant of the Application, nor will processing pursuant to any exception or rule of general applicability be requested or required in connection with any of the transactions contemplated by this Agreement and by the Buyer Documents. Buyer has provided to the Company in writing a list of all media properties in which Buyer or any of its affiliates, alone or together, has any "attributable interest" or any "meaningful relationship" under current FCC rules and regulations.

     6.6     No Violation.  Except for the filing of the Application and the
             ------------
granting of the Initial Order and the Final Order and the expiration or termination of the waiting period under the HSR Act, and except as may be caused or made necessary by facts relating solely to the Company: (a) the execution, delivery and performance of this Agreement and Buyer Documents by Buyer and the consummation by it of the transactions contemplated by this Agreement and by the Buyer Documents will not
(i) conflict with or violate any provision of any of the governing documents of Buyer, (ii) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a material default under, or permit the termination of, or cause or permit acceleration under, any material agreement, instrument, debt or obligation to which Buyer is a party or to or by which it is subject or bound, or (iii) violate any material law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to or by which Buyer is subject or bound, except as would not reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement and by the Buyer Documents; and (b) no consent, approval or authorization of, or declaration, filing or registration with, or notice to, any governmental or regulatory authority or any other third party is required to be obtained or made by Buyer in connection with the execution, delivery and performance of this Agreement and the Buyer Documents or the consummation of the transactions contemplated by this Agreement and by the Buyer Documents.

     6.7     Brokerage or Finder's Fee.  No person is entitled to any brokerage
             -------------------------
commissions or finder's fees in connection with the transactions contemplated by this Agreement as a result of any action taken by Buyer or any of the affiliates, officers, directors or employees thereof.

     6.8     Own Investigation; etc.  (a)    Buyer understands and agrees that
             ----------------------
THE COMPANY IS NOT MAKING ANY, AND HEREBY DISCLAIMS ALL, REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS SPECIFICALLY SET FORTH IN ARTICLE 5 HEREOF.

             (b) Buyer acknowledges and agrees that (i) it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Company, the Subsidiaries and the Stations and their businesses and assets, and (ii) it has been furnished with or been given adequate access to such information about the Company, the Subsidiaries and the Stations and their businesses and assets, as it has requested.

             (c) In connection with Buyer's investigation of the Company, the Subsidiaries and the Stations and their businesses and assets, Buyer has received certain projections and other forecasts, plans and budgets. Buyer acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, that Buyer is familiar with such uncertainties and is not relying upon such projections, forecasts, plans or budgets, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and that Buyer will not assert or permit to be asserted any claim against the Company or any partner thereof or any of their respective directors, officers, employees, agents, stockholders, affiliates, consultants, counsel, accountants, investment bankers or representatives, or hold the Company or any partner thereof or any of such persons liable, with respect thereto. Accordingly, the Company makes no representation or warranty with respect to the business, operations, assets, liabilities or financial condition of the Company or any of the Subsidiaries or the Stations other than as specifically set forth in this Agreement. Buyer has not relied on or is relying on any statement, representation or warranty not made in this Agreement. To the knowledge of Buyer or any of its affiliates, employees, representatives or agents that has been actively involved in the due diligence process associated with this Agreement and the transactions contemplated by this Agreement, there is no breach of any of the representations and warranties set forth in Article 5 hereof.

     6.9     Disclosure. As of the date of this Agreement no representation or
             ----------
warranty contained in this Agreement contains any untrue statement of a material fact.



                                   ARTICLE 7
                                   ---------

                               Certain Covenants
                               -----------------

     7.1     Consents.  Each of the Company and Buyer shall use its reasonable
             --------
efforts to obtain all consents required of third persons in connection with the transactions contemplated by this Agreement, including all consents under each television network affiliation agreement applicable to the respective Stations (each an "Affiliation Agreement") and each national sales representative agreement applicable to the respective Stations (each a "Sales Rep Agreement"). Without limiting the generality of the foregoing, Buyer (i) shall provide such guarantees and financial statements and other financial information with respect to Buyer as may reasonably be requested, (ii) if requested, shall agree, in writing in form and substance satisfactory to the other party thereto, as the case may be, to assume and perform each Affiliation Agreement and each Sales Rep Agreement, as the case may be, in its entirety, and (iii) shall use all reasonable efforts, and shall assist the Company in its efforts, to obtain for the benefit of the

Companies, from the other party or parties thereto, the release of the Companies from all liabilities and obligations under the Contracts assumed or to be assumed by Buyer accruing or arising on or after Closing Date. The provisions of this Section 7.1 shall survive the Closing.

     7.2     Conduct of Business.  During the period from the date of this
             -------------------
Agreement until the Closing, the Company shall not, without the prior written consent of Buyer (such consent not to be unreasonably withheld or delayed), and shall not permit any of the Companies to:

             (a) enter into any agreement or contract which if entered into prior to the date hereof would have been required to be disclosed on Schedule
                                                                     --------
5.12 of the Disclosure Schedule pursuant to the representations set forth in
----
Section 5.12 hereof, other than agreements or contracts in the nature of renewals or replacements on substantially similar or then reasonable or prevailing commercial terms in the ordinary course of business;

             (b) intentionally subject to any Lien, other than Permitted Liens, any material Asset ;

             (c) fail to prosecute with diligence any pending application (other than the Application) with respect to any of the FCC Licenses;

             (d) dissolve, liquidate, merge or consolidate or sell, transfer, lease or otherwise dispose of any material Assets other than in the ordinary course of business or as otherwise permitted by this Agreement; or

             (e)   perform any acts or transactions described in any of clauses
(i), (ii), (iii), (iv), (v), (vi) or (vii) of Section 5.5 hereof which would have been inconsistent with the representations and warranties set forth in
Section 5.5 hereof had the same occurred after September 30, 1998 and prior to the date hereof.

     7.3     Operations.  During the period from the date of this Agreement to
             ----------
the Closing Date, the Companies shall have sole responsibility for the Stations and during such period the Company shall and shall cause the Companies to use reasonable commercial efforts to operate the Stations in all material respects in accordance with the rules and regulations of the FCC and the FCC Licenses, and file ownership reports, employment reports and other documents required to be filed with the FCC during such period with respect to the Stations and maintain and deliver to Buyer true and complete copies of such required filings.

     7.4    Going Off the Air.  If any Station goes off the air (other than in
            -----------------
the ordinary course of business consistent with past or reasonable commercial practices) for any engineering reason, or because of any act of God, or for any other reason, the Company shall promptly notify Buyer.

     7.5    Restrictions on Buyer.  Nothing contained in this Agreement shall
            ---------------------
give Buyer any right to control the programming or operations of any of the Stations prior to the Closing Date and the Companies shall have complete control of the programming and operation of the Stations between the date hereof and the Closing Date.

     7.6    Access to Information.  During the period from the date of this
            ---------------------
Agreement until the Closing, Buyer and its representatives shall be given reasonable access upon reasonable prior notice and during times mutually convenient to Buyer and senior management of the Company to the facilities, properties, and key management employees, books and records of the Stations as from time to time may be reasonably requested, and provided the same would not cause undue disruption of business or activities of any of the Stations.

     7.7    No Shop.  (a) The Company agrees that, from and after the date
            -------
hereof and until the earlier of (i) termination of this Agreement in accordance with the terms hereof, and (ii) nine months after the date hereof, the Company will not, nor will it permit any of the Subsidiaries to, sell, transfer or otherwise dispose of any of the assets, properties, business or rights of any of the Stations (except for dispositions in the ordinary course of business or as permitted elsewhere in this Agreement), and the Company will not respond to inquiries or proposals, or enter into or pursue any negotiations, or enter into any agreements (oral or written), with respect to, the sale or purchase of any of the assets, properties, business or rights of any of the Stations (except for dispositions in the ordinary course of business or as permitted elsewhere in this Agreement).

            (b) Buyer agrees that, from and after the date hereof and until the earlier of termination of this Agreement in accordance with the terms hereof or the Closing, neither Buyer nor any of its affiliates will purchase or acquire the assets of any television or radio broadcasting station with a transmitter located within the Designated Market Area (as such term is used by Nielson Media Research) of any of the Stations or assume control of any such station or enter into a local marketing agreement or other time brokerage agreement with respect to any such station, or pursue any negotiations or enter into any agreements (oral or written) with respect to the purchase of any direct or indirect interest in such station or any of the assets, business or rights relating to any such station.

     7.8    Buyer's Qualifications.  Buyer will not take any action or omit to
            ----------------------
take any action, or cause to be taken or to occur any action or omission, which would cause the representation set forth in Section 6.5 hereof to have been untrue if such action or omission had been taken or occurred prior to the date hereof.

     7.9    Cooperation.  From the date hereof until the earlier of the Closing
            -----------
or the termination of this Agreement, each of the Company and Buyer shall, at its own respective expense, (i) use its commercially reasonable efforts to take any additional action that is necessary or required in connection with any notices to, filings with, and authorizations, consents and approvals of, any governmental agency or any third party that it is required to give, make or obtain in order to effect the transactions contemplated under this Agreement, and (ii) furnish to the other party hereto such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of such necessary notices to or filings with or authorizations, consents and approvals of any such governmental agency or third party.

     7.10    Certain Employee Matters.  (a)  Subject to Section 7.10(c) below,
             ------------------------
Buyer may extend offers of employment, effective as of the Closing, to certain employees of the Stations in Buyer's sole discretion and each such offer shall be at the same salary and with substantially the same medical and health insurance benefits as in effect immediately prior to the Closing and such that no loss of employment would occur for any employee if such employee accepted his or her respective offer. All employees who accept their respective offers of employment with Buyer shall immediately be and become employees of Buyer. To the extent that service is relevant for eligibility, vesting and benefit accruals under any retirement or employee benefit plan, program or arrangement established or maintained by Buyer or any of its affiliates for the benefit of employees of any of the Stations, such plan, program or arrangement shall credit such employees for service on or prior to the Effective Time with the Company or any affiliate or predecessor thereof. In addition, Buyer shall cause to be waived all limitations on benefits relating to any pre-existing conditions and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees and their dependents under the medical and dental plans in which they participate in the calendar year in which the Closing occurs. The Buyer shall not be responsible for any severance claims, costs or causes of action of employees of the Stations to whom Buyer does not offer employment. Except as provided in this Agreement, nothing herein shall restrict Buyer's ability to change or terminate the benefits or benefit plans provided to any employees (including former employees of the Company), nor shall Buyer be required to provide any employee any of the terms and conditions of employment provided by the Company.

          (b) The Buyer shall have no responsibility or liability for any medical, disability or other benefits owed under the Company's benefit plans to its employees, including without limitation, expenses for health or dental benefits incurred but not submitted for reimbursement prior to the Closing Date that are covered under the Company's benefit plans and any incentive bonuses offered to employees of the Company. The Buyer shall not be responsible for providing any medical, life and other insurance coverage and benefits, and disability benefits to which any employee of the Company who retired or was terminated from service with the Company prior to the Closing Date, or who was disabled prior to the Closing Date, to which such employee may be entitled under the Company's benefit plans.

          (c) Buyer is not planning or contemplating, and has not made or taken, and shall not make or take, any decisions or actions concerning the Stations' employees that would require the service of notice under the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), or any employee notice provision of applicable state law, including, without limitation, any decision not to offer employment to any employees at the Stations which would cause a violation of the WARN Act or any such similar state law.

          (d) This Section 7.10 shall operate exclusively for the benefit of the parties to this Agreement (and their permitted assigns) and not for the benefit of any other person or entity.

     7.11 Environmental Assessment Period. Within thirty (30) days of the date
          -------------------------------
of this Agreement, Buyer shall, at Buyer's cost and expense, cause an environmental consulting firm reasonably acceptable to the Company to perform a Phase I Environmental Assessment (the "Environmental Assessment") of the Fee Parcel and the improvements thereon and shall deliver to the Company a report prepared by such environmental consulting firm (the "Environmental Report").

     If the Environmental Assessment shall indicate that the representations contained in Section 5.18 hereof are not true in any material respect, Buyer shall have the right to terminate this Agreement provided that (i) the Company is notified in writing of any such material misrepresentation within 45 days after the date hereof in order for this termination right to be applicable, and
(ii) the Company does not undertake at its expense to correct the condition giving rise to such termination right.

     7.12 Time Brokerage Agreement. Anything to the contrary contained in this
          ------------------------
Agreement notwithstanding, the Company shall not be deemed to have breached or failed to comply with any of its covenants under this Agreement, if such breach or failure is due or caused by the Time Brokerage Agreement or any act, omission or instruction of Buyer under or in connection with the Time Brokerage Agreement or any activities or transactions in furtherance thereof or in connection therewith.


                                   ARTICLE 8
                                   ---------

                         Certain Additional Covenants
                         ----------------------------

     8.1    Confidential Information.
            ------------------------

            (a) Buyer agrees that from and after the date hereof until and including the Closing Date:

                 (i) it shall preserve and maintain all confidential or proprietary information and trade secrets of or relating to the Company or any of the Subsidiaries received or obtained in any form by Buyer or any of its affiliates or representatives from the Company or any of the Subsidiaries or any of their respective representatives, and shall not disclose any of same to any person or entity or use any such confidential or proprietary information or trade secret for personal advantage or to the detriment of the Company or any of the Subsidiaries or any of the partners, shareholders or members thereof, except that Buyer shall be free to use and disclose such proprietary information and trade secrets which (A) was already in Buyer's possession at the time of disclosure to Buyer or any of its affiliates or representatives by the Company or any of the Subsidiaries or any of their respective representatives, (B) are a matter of public knowledge other than as a result of actions taken or disclosures made by or on behalf of Buyer or any of its affiliates or representatives, or (C) are lawfully obtained by Buyer from a third person not under any restriction or duty as to confidentiality.

            (b) Nothing contained herein should be deemed to negate or limit the Company's rights or any obligations of Buyer or any of its affiliates under that certain letter agreement with the Company (the "Confidentiality Agreement"). The Confidentiality Agreement shall remain in full force and effect.

            (c) Because the remedy at law for any breach of the provisions of subsection (a) immediately above would be inadequate, Buyer hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual damage or irreparable harm being proved or the posting of any bond or other security, with respect to any breach or threatened breach of any of such provisions.

            (d) The provisions of this Section 8.1 shall survive any termination of this Agreement. In addition, it is the desire and intent of the parties hereto that the provisions of this Section 8.1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement may be sought. Accordingly, if any particular provision of this Section 8.1 shall be adjudicated to be invalid, illegal or unenforceable in any respect, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid, illegal or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made, and the remaining provisions contained herein shall not in any way be affected thereby. Further, if any one or more of the provisions contained in this Section 8.1 shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision(s) shall be construed by limiting and reducing the same, so as to be enforceable to the maximum extent under the applicable law as it shall then exist.

     8.2    Bulk Sales Laws.  Buyer hereby waives compliance by the Company and
            ---------------
the Subsidiaries with any bulk sales law, including, but not limited to, Article 6 of the Uniform Commercial Code, which may be applicable to any of the Transactions. The Company agrees to indemnify and hold harmless the Buyer from and against any and all claims, losses charges or damages resulting from the failure of the Company to comply with any such bulk sales law except to the extent any such claim, loss, charge or damage is an Assumed Liability.

     8.3    Transactional Taxes.  Buyer and the Company shall each pay one-half
            -------------------
of any and all sales, transfer, conveyance, or other similar Taxes or governmental charges imposed by any taxing jurisdiction with respect to the transfer or assignment of the Purchased Assets or otherwise on account of the transactions contemplated by this Agreement or any of the Company Documents (collectively "Transaction Taxes").

     8.4    Books and Records.
            -----------------

            (a   On reasonable notice at any time and from time to time after the Closing Date, Buyer shall permit the Company and its successors, and the representatives thereof, reasonable access, during normal business hours, to all correspondence, contracts, agreements and other books and records pertaining to any of the Stations for purposes of inspection and/or copying. Buyer shall cause all such materials to be preserved for at least seven (7) years after the Closing Date and shall not thereafter destroy or otherwise dispose of any such materials unless they shall have notified the Company and its successors at least six (6) months before such disposition and give the Company and its successors the opportunity to remove and retain such materials.

           (b    Without limiting the foregoing, Buyer agrees that, for a period of seven (7) years after the Closing Date, it shall assist and cooperate with the Company and its successors in collecting and assembling information relating to the operations of the Company and/or the Subsidiaries prior to the Closing, which customarily has been provided or used in connection with the preparation of any and all Tax returns, information returns or other reports required to be filed by the Company and/or any of the Subsidiaries, with any taxing authority and shall make available to the Company and its successors the services of personnel reasonably necessary to enable any of them or any affiliate or agent of any of them to prepare and file any and all Tax returns, information returns or other reports required to be filed with any taxing authority and/or to respond to and conduct any and all Tax audits or other Tax determinations or proceedings.


                                   ARTICLE 9
                                   ---------

                                  Termination
                                  -----------

     9.1    Termination.  This Agreement may be terminated at any time prior to
            -----------
the Closing:

            (a     by mutual written consent of the Company and Buyer;

            (b     by either Buyer or the Company, if the Closing does not occur on or before the earlier of (i) nine (9) months after the date of this Agreement (the "Termination Date"), (ii) the denial or dismissal of the Application, or
(iii) receipt of notice of the Commission's designation of the Application for hearing;

            (c     by Buyer, if the Company shall breach or default in
performance of any of its material representations, warranties or obligations under this Agreement, and either (i) such breach or default in performance is not capable of being cured or shall not have been cured or waived within thirty
(30) days after written notice thereof from Buyer to the Company, or (ii) the Company shall not have provided reasonable assurance that such breach or default in performance shall be cured on or before the then scheduled Closing Date, except, in any case, such breaches and defaults which would not reasonably be expected to have a Material Adverse Effect or to affect materially and adversely the ability of the Company to effect the Closing;

            (d     by the Company, if Buyer shall breach or default in
performance of any of its material representations, warranties or obligations under this Agreement, and such breach or default in performance is not capable of being cured or shall not have been cured or waived within thirty (30) days after notice thereof from the Company to Buyer;

            (e     by Buyer, if any of the material conditions set forth in
Section 4.4 of this Agreement shall not have been fulfilled by the Closing Date (unless the nonfulfillment results from Buyer's breach of any material representation or warranty or failing to perform any material covenant or agreement contained in this Agreement);

            (f     by the Company, if any of the material conditions set forth in Section 4.5 of this Agreement shall not have been fulfilled by the Closing Date (unless the nonfulfillment results from the Company breaching any material representation or warranty or failing to perform any material covenant or agreement contained in this Agreement); or

            (g     by the Buyer, if the termination right set forth in Section
7.11 hereof is applicable.

     9.2    Effect of Termination. Without intending to limit the provisions of
            ---------------------
Section 8.1 hereof, if this Agreement shall be terminated pursuant to Section
9.1 above, or otherwise, Buyer shall (i) immediately deliver to the Company all documents, work papers and other materials furnished to Buyer or any of its affiliates or representatives, whether obtained before or after the execution of this Agreement, and (ii) destroy all documents, work papers and other materials developed by or for Buyer or any of its affiliates, accountants, agents or employees, which embody proprietary or confidential information or trade secrets of the Company or any of the Subsidiaries or immediately deliver such documents, work papers and other materials to the Company.

                                  ARTICLE 10
                                  ----------

                                Indemnification
                                ---------------


     10.1  Obligation to Indemnify.
           -----------------------

           (a   From and after the Closing, and subject to the terms and
conditions of this Article 10, Buyer hereby assumes and agrees to save, indemnify and hold harmless the Companies and their respective partners and members and all officers, directors, partners and stockholders of any of them (collectively "Company Indemnitees") from and against:

           (i    any loss, liability or damage suffered or incurred by any
Company Indemnitee(s) by reason of any breach by Buyer of any representation or warranty of Buyer sets forth in this Agreement;

           (ii   any loss, liability or damage suffered or incurred by any
Company Indemnitee(s) by reason of the nonfulfillment by Buyer of any covenant or agreement to be performed or complied with by Buyer under or pursuant to this Agreement;

           (iii any liability or damage suffered or incurred by any Company Indemnitee(s) with respect to or in connection with any one or more of the Assumed Liabilities and/or any failure of Buyer to timely comply with the Liabilities Undertaking;

           (iv   any liability or damage suffered or incurred by any Company
Indemnitee(s) arising out of or related to the ownership or use of any of the Purchased Assets and/or the operations, business or activities after the Closing of any of the Stations or any act, omission or instruction of Buyer under or in furtherance of the Time Brokerage Agreement, or any of the activities or transactions in furtherance thereof or in connection therewith; and

           (v    any actions, suits, proceedings, judgments, costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing, or incurred in enforcing any of the obligations under this Section 10.1(a).

     (b   From and after the Closing, and subject to the terms and
conditions of this Article 10, the Company hereby agrees to save, indemnify and hold harmless Buyer and Buyer's officers, directors and stockholders (collectively "Buyer Indemnitees") from and against:

           (i    any loss, liability or damage suffered or incurred by any Buyer
Indemnitee(s) by reason of any breach by the Company of any representation or warranty of the Company set forth in this Agreement;

           (ii   any loss, liability or damage suffered or incurred by Buyer by reason of the nonfulfillment by the Company of any covenant or agreement to be performed or complied with by the Company under or pursuant to this Agreement;

           (iii any liability suffered or incurred by any Buyer Indemnitee(s) arising out of claims by third parties against any Buyer Indemnitee(s) for any Excluded Liabilities; and

           (iv   any actions, suits, proceedings, judgments, costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing, or incurred in enforcing any of the obligations under this Section 10.1(b).

     10.2  Provisions Regarding Indemnification.  In the event any action, suit
           ------------------------------------
or proceeding is brought, or any claim, demand or assessment is asserted, against a party entitled to indemnification under Section 10.1 hereof, by reason thereof (the "indemnified party"), with respect to which an indemnifying party (the "indemnifying party") may have liability under the indemnity agreements contained in Section 10.1 hereof, no indemnifying party shall be liable therefor unless the indemnified party complies with the following provisions, it being understood that the indemnifying party and the indemnified party shall have the following rights and obligations in any such event: (i) the indemnified party shall promptly notify the indemnifying party of such action, suit, proceeding, claim, demand or assessment (each a "Claim") within 20 days of acquiring knowledge thereof and shall furnish the indemnifying party with all information and documents relating thereto within 20 days after the indemnified party's receipt thereof (or such earlier practicable date as shall be appropriate to enable the indemnifying party to timely respond thereto and defend the same);
(ii) the indemnifying party shall be entitled to defend the Claim with counsel selected by it and reasonably acceptable to the indemnified party; (iii) the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the indemnified party's own expense; (iv) the indemnified party shall be kept fully informed of such Claim whether or not it is so represented; (v) the indemnified party shall make available to the indemnifying party and its attorneys and accountants all books and records of the indemnified party relating to such Claim and shall render such assistance as is reasonably required in order to ensure the proper and adequate defense of any Claim; and (vi) in the event the indemnifying party shall be actively defending any Claim, the indemnified party shall not make any settlement of such Claim without the written consent of the indemnifying party and shall accept any settlement thereof recommended by the indemnifying party so long as the amount thereof is paid or discharged in full by the indemnifying party.

     10.3  Survival and Other Matters.  Notwithstanding anything to the contrary
           --------------------------
contained in this Agreement or any of the Company Documents:

           (a   Each representation, warranty, indemnity, covenant and agreement of each of the parties hereto shall survive the Closing; provided, however, that
                                                         --------  -------
no party shall be entitled to assert any claim against the other for misrepresentation or breach of warranty, indemnity, covenant or agreement under or pursuant to this Agreement unless the party asserting such claim shall notify the other in writing of such claim, in reasonable detail, during the period ending on the first anniversary of the Closing Date (the "Survival Period"), in which case the indemnified party's right to indemnification will survive, but only with respect to the matters so described in such notice, provided, however, that it is expressly acknowledged that any
                --------  -------
claim made pursuant to the provisions of Section 10.1(a)(iii) or Section 10.1(a)(iv) hereof (and/or the provisions of Section 10.1(a)(v) hereof relating to said Section 10.1(a)(iii) or said Section 10.1(a)(iv)), and Company Indemnitees' rights and Buyer's obligations thereunder, shall survive indefinitely and shall not be subject to, or limited by, any aforementioned Survival Period; provided further that the representations and warranties made by the Company in Sections 5.6, 5.16 and 5.18 shall survive until the second anniversary of the Closing Date.

          (b   The Company shall not have any liability under this Article 10 or otherwise under this Agreement or any Company Document for any reason or matter whatsoever, except to the extent that the aggregate amount of all of the Company's liabilities under this Article 10 or otherwise under this Agreement (but for this Section 10.3(b)) exceeds One Hundred Thousand Dollars ($100,000); provided, however, the maximum aggregate liability that the Company shall have
--------  -------
under or in connection with any and all of this Agreement and the Company Documents and/or any and all of the transactions contemplated by this Agreement and/or the Company Documents shall in no event exceed the aggregate sum of $2,600,000 (the "Cap"). Neither Buyer nor any Buyer Indemnitee shall be entitled to assert any claim or demand for any amount that in the aggregate, together with the aggregate amount of all other claims and demands previously made by Buyer or any Buyer Indemnitee and for which the Company is or was liable, exceeds or will exceed the Cap.

          (c   In the event that a misrepresentation or breach of warranty, agreement or covenant is discovered by Buyer after the Closing, or in the event of any other claim relating to or arising under this Agreement or any of the Company Documents or any of the transactions contemplated by this Agreement or any of the Company Documents, the sole and exclusive rights and remedies of Buyer shall be as set forth in, and only to the extent expressly provided for in, this Article 10, and Buyer shall not be entitled to a rescission of this Agreement.

          (d   In the event that any misrepresentation or breach of warranty, agreement or covenant is known to or discovered by Buyer prior to the Closing, the same shall not affect any right of Buyer to elect not to close the transactions contemplated by this Agreement, as provided in Section 4.4 hereof, it being understood, however, that if, despite such right to elect not to close, Buyer nevertheless elects to close, Buyer shall be deemed to have waived such misrepresentation or breach and shall have no claim against the Company by reason of such misrepresentation or breach.

          (e   In the event the effect of any misrepresentation or breach of warranty or other provision contained in this Agreement or in any Schedule of the Disclosure Schedule or Exhibit hereto or in any Company Document is that the amount of assets of the Company or any of the Subsidiaries has been overstated or the amount of liabilities of the Company or any of the Subsidiaries has been understated as of the end of any fiscal period, Buyer's damages caused by such overstatement or understatement shall in no event exceed the net amount by which such overstated assets and/or understated liabilities reduces the net worth of the applicable business or Station as of the end of such fiscal period, and subject further to all other limitations set forth in and the provisions of this
Section 10.3; it being understood, however, that the foregoing is not intended to affect Buyer's rights under this Article 10 in the event of a breach of the Company's representations under Section 5.3 hereof, subject, however, to the limitations set forth in and the provisions of this Section 10.3 (other than this paragraph (e)).

          (f   The effect of any misrepresentation, breach of warranty, covenant or agreement of, or any indemnifiable claim against, the Company under or in respect of this Agreement or any of the Company Documents, or any of the transactions contemplated by this Agreement or any of the Company Documents, and any damages resulting therefrom, shall be determined based solely on actual damages (1) on a net after-tax basis (that is, with the amount thereof reduced to reflect the tax benefit resulting therefrom), and (2) net of any amounts recovered or recoverable by or on behalf of Buyer or any affiliate thereof in respect thereof or in connection therewith under any one or more policies of insurance maintained by any party hereto or any third party. NO PARTY SHALL BE HELD LIABLE HEREUNDER FOR INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS OR LOST OPPORTUNITY COSTS, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          (g   Buyer agrees that the sole liability and obligations of the
Companies and the sole remedy of Buyer for any claim with respect to or in connection with this Agreement or any of the Company Documents or any of the transactions contemplated by this Agreement or any of the Company Documents (including without limitation under Environmental Requirements) shall be limited to indemnification by the Company under this Article 10, and Buyer hereby waives any and all statutory and common law rights and remedies (including without limitation rights of indemnification and contribution) which it has or may hereafter have. Under no circumstances shall any direct or indirect subsidiary of the Company or any general or limited partner or member of the Company or any such subsidiary, or any officer, director, partner, shareholder or principal of any such partner, member or subsidiary have any liability or obligation under or in connection with this Agreement, any Company Document or any of the transactions contemplated hereby or thereby, nor shall Buyer have any recourse against any of the foregoing persons or entities. Without limiting the generality of the foregoing, in no event shall Buyer or any Buyer Indemnitee(s) have any right of set-off against any of, or any right to withhold timely payment and remittance to the Company of, the proceeds and collections of the Receivables.


                                  ARTICLE 11
                                  ----------

                                 Miscellaneous
                                 -------------

     11.1    Certain Defined Terms.  As used in this Agreement, the following
             ---------------------
terms shall have the following meanings:

     "Affiliate" when used with respect to any person or entity, means any person or entity which directly or indirectly, alone or together with others, controls, is controlled by or is under common control with such person or entity.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the State of New York.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Communications Act" means the Communications Act of 1934, as amended, and the rules and regulations thereunder.

     "Environmental Laws" means all applicable local, state and federal statutes and regulations relating to the protection of the environment including the FCC's regulations concerning radio frequency radiation.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "FCC" or the "Commission" means the Federal Communications Commission or any successor entity.

     "Hazardous Substance" means any and all hazardous or toxic substances, materials or wastes as may be defined or listed under the Resource Conservation and

Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act or any comparable state statute or any regulation promulgated under any of such federal or state statutes.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "Lien" means any security interest, mortgage, deed of trust, pledge, lien or similar encumbrance.

     "Material Adverse Effect" means any change in, or effect on the Company or the Subsidiaries that has a materially adverse effect on the results of operations or the financial condition of the Stations, taken as a whole, except for any such changes or effects affecting the U.S. economy or the television broadcasting industry in general.

     "Permitted Liens" means (i) liens for taxes not yet due and payable; (ii) easements, rights-of-way, mineral rights or other restrictions or imperfections of title (governmental or otherwise), which are either of record or which individually or in the aggregate do not materially and adversely affect or interfere with the use of such property in the business and operations of the Stations as presently conducted; (iii) such other liens or encumbrances as agreed upon by the parties; (iv) Liens referred to on Schedule 5.7 or Schedule
                                                      ------------    --------
5.10 of the Disclosure Schedule; (v) Liens in favor of the Company's lending
----
banks and other institutional lenders from which the Purchased Assets are, as provided herein, to be released at Closing; and (vi) mechanics', workmens', landlords' and other statutory liens (or other liens arising by operation of law) incurred in the ordinary course of business for amounts not in default.

     11.2    Binding Agreement.  All the terms and provisions of this Agreement
             -----------------
shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     11.3    Assignment.  This Agreement and all rights and obligations of Buyer
             ----------
shall be assignable by Buyer prior to the Closing only with the prior written consent of the Company, except that after Closing Buyer may assign this agreement to an affiliate or wholly owned subsidiary of The Ackerley Group, Inc. No assignment shall relieve the assigning party of its obligations hereunder.

     11.4    Public Announcements.  No party to this Agreement shall make any
             --------------------
public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without prior notification to the other party, and the parties shall cooperate as to the timing and contents of any such announcement.

     11.5    Law To Govern.  This Agreement shall be construed and enforced in
             -------------
accordance with the internal laws of the State of New York, without regard to principles of conflict of laws. Any litigation arising hereunder or related thereto shall be tried by the United States District Court for the Southern District of New York, provided that if such litigation shall not be permitted to be tried by such court then such litigation shall be held in the state courts of New York sitting in New York City. Each party irrevocably consents to and confers personal jurisdiction on the United States District Court for the Southern District of New York, or, if (but only if) the litigation in question shall not be permitted to be tried by such court, on the state courts of New York sitting in New York City, and expressly waives any objection to the venue of such court, as the case may be, and agrees that service of process may be made on such party by mailing a copy of the pleading or other document by registered or certified mail, return receipt requested, to its or his addresses for the giving of notice provided for in Section 11.6 hereof, with service being deemed to be made five (5) business days after the giving of such notice.

     11.6    Notices.  All notices shall be in writing and shall be deemed to
             -------
have been duly given if delivered personally or when deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid to the other party hereto at the following addresses:

               if to the Company, to:

               c/o The Wicks Group of Companies, Inc.
               405 Park Avenue, 7th Floor
               New York, New York 10022
               Attn: Mr. Craig B. Klosk

               with a copy to:

               Golenbock, Eiseman, Assor & Bell
               437 Madison Avenue
               New York, New York 10022
               Attn: Nathan E. Assor, Esq.

               if to Buyer, to:

               c/o The Ackerley Group, Inc.
               1301 Fifth Avenue, Suite 4000
               Seattle, Washington  98101
               Attn: Mr. Denis M. Curley

               with a copy to:

               Rubin, Winston, Diercks, Harris & Cooke, L.L.P.
               1333 New Hampshire Avenue, N.W., Suite 1000
               Washington, D.C. 20036
               Attn: Eric M. Rubin, Esquire

or to such other addresses as any such party may designate in writing in accordance with this Section 11.6.

     11.7    Entire Agreement. This Agreement sets forth the entire
             ----------------
understanding of the parties hereto in respect of the subject matter hereof and may not be modified or amended except by a written agreement specifically referring to this Agreement signed by all of the parties hereto. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter, except that the Confidentiality Agreement dated shall continue to remain in full force and effect prior to the Closing.

     11.8    Waivers. Any failure by any party to this Agreement to comply with
             -------
any of its obligations hereunder may be waived by such party. No waiver shall be effective unless in writing and signed by the party granting such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     11.9    Severability.  Any provision of this Agreement which is rendered
             ------------
unenforceable by a court of competent jurisdiction shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement.

     11.10   Income Tax Position.  No party hereto shall take a position for
             -------------------
income Tax purposes which is inconsistent with this Agreement.

     11.11   Third-Party Beneficiaries.  Nothing herein, express or implied, is
             -------------------------
intended or shall be construed to or shall confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto (and the respective Company Indemnitees and

Buyer Indemnitees to the extent provided in Article 10 hereof), any rights, remedies or other benefits under or by reason of this Agreement or any documents executed in connection with this Agreement.

     11.12  Time of the Essence.  Time is of the essence with respect to each
            -------------------
party's respective obligations under or pursuant to this Agreement.

     11.13  Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably
            --------------------
waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or any agreement or instrument executed in connection with this Agreement or any of the transactions contemplated by this Agreement or any such agreement or instrument.

     11.14  Drafting.  This Agreement has been drafted and negotiated in the
            --------
State of New York. No party shall be deemed to have drafted this Agreement but rather this Agreement is a collaborative effort of the undersigned parties and their attorneys.

     11.15  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

     11.16  Headings.  The Section and paragraph headings contained herein are
            --------
for the purposes of convenience only and are not intended to define or limit the contents of said Sections and paragraphs.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                       WICKS BROADCAST GROUP LIMITED PARTNERSHIP

                       By:  WBG Management, Inc., general partner



                            By: _______________________________________
                               Name:
                               Title:



                       AK MEDIA GROUP, INC.



                       By: ____________________________________________
                           Name:
                           Title:

                                  Schedule A
                                  ----------


     KMTR-TV, Eugene, Oregon

     KMTZ-TV, Coos Bay, Oregon

     KMTX-TV, Roseburg, Oregon

     KMOR-LP, Eugene, Oregon

                     Exhibit 1.3 to Acquisition Agreement

                           TIME BROKERAGE AGREEMENT
                           ------------------------

          THIS TIME BROKERAGE AGREEMENT (the "Agreement") is made as of this 30th day of November, 1998, by and between WICKS BROADCAST GROUP LIMITED PARTNERSHIP, a Delaware limited partnership ("WBG"), and WBG License Co., L.L.C. , a Delaware limited liability company ("License Co.", and collectively with WBG, "Licensee"), and AK MEDIA GROUP, INC., a Washington corporation ("Programmer" or "Broker").

          WHEREAS, Licensee is the owner, operator and licensee of television broadcast stations KMTR-TV, Eugene, Oregon, KMTZ-TV, Coos Bay, Oregon, KMTX, Roseburg, Oregon and KMOR-LP, Eugene, Oregon (collectively, the "Stations");

          WHEREAS, WBG and Programmer have entered into as of the date hereof that certain Acquisition Agreement (the "Purchase Agreement") relating to the sale by Licensee and the purchase by Programmer of all licenses, permits and other authorizations for the Stations (collectively, the "FCC Licenses") issued by the Federal Communications Commission ("FCC") to Licensee and certain other assets related to the Stations; and

          WHEREAS, Programmer wishes to provide programming for broadcast on the Stations and Licensee desires to accept and broadcast the programming supplied by Programmer on the Stations, subject to the terms and conditions hereof.

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

          1.  Air Time and Transmission Services.  (a) Subject to the provisions
              ----------------------------------
of this Agreement, Licensee agrees to make available to Programmer air time and transmission capabilities, for the broadcast, on the Stations for up to twenty-four (24) hours per day, seven (7) days a week of programming provided by Programmer and conforming to the requirements of this Agreement (the "Programming"), which may include, without limitation, original programs, syndicated programs, barter programs, paid-for programs, locally produced programs and advertising.

          (b) Programmer acknowledges that WBG and/or one or more of the Stations is currently party to and bound by an affiliation agreement with the NBC Television Network ("the "Affiliation Agreement") and other contracts for the licensing and broadcast of programming on one or more of the Stations (which contracts are disclosed or not required to be disclosed pursuant to the Purchase Agreement (collectively, with the Affiliation Agreement, the "Programming Contracts"). Programmer shall assume and comply with all the obligations of WBG and/or the Stations under all Programming Contracts applicable to the term of this Agreement, and shall incorporate all programming required to be broadcast pursuant to the Programming Contracts in the Programming provided by Programmer (and shall not delay the broadcast of any programming covered by any of the Programming Contracts so as to increase the broadcasting obligations of WBG or any of the Stations with respect to periods which could fall outside of the term of this Agreement). Programming covered by any of the Programming Contracts or developed or produced by WBG or any affiliate thereof, including without limitation, news and current affairs programming, is herein called "Licensee Programming".

          (c) Programmer shall assure that no contract or commitment for Programming arranged by Programmer shall give rise to any liability or obligation of Licensee; provided that Programmer shall promptly inform Licensee of each such contract and commitment and of the terms thereof and, if WBG shall elect to assume any such contract or commitment, Programmer shall, in the event that the Purchase Agreement terminates without a Closing, upon the termination of the term of this Agreement arrange for the immediate assignment to WBG of such contract or commitment and for the concurrent consent of each other party thereto to such assignment.

          (d) Programmer shall timely fulfill all orders for advertising on the Stations applicable to any of the Programming. Programmer shall assure that all orders for advertising on any of the Stations procured after the date hereof shall be the sole obligation and responsibility of Programmer and that no such order shall give rise to any liability or obligation of Licensee. In the event any such order calls for the placement of any advertising on any of the Stations after the termination of the term of this Agreement, Programmer shall if, and only if, and to the extent WBG elects to fulfill such order, cooperate with Licensee to enable such advertising to be broadcast on the Station in accordance with the terms of such order and all revenues and accounts receivable relating to or arising from such orders shall be the sole and exclusive asset of WBG.

          (e) Programmer shall not enter into any contract or commitment with any person or entity which will bind WBG, License Co. or the Station without WBG's express prior written approval.

          2.  Payments.  As consideration for the rights granted hereunder,
              --------
Programmer hereby agrees to pay to WBG the following (collectively "Time Brokerage Fee") in a timely manner: the Fixed Fee Amount, and all other cost and expense payments and reimbursements, referred to on Attachment 1 hereto
                                                        ------------
and/or otherwise provided for in this Agreement, in each case on the dates specified in said Attachment 1 or where applicable as otherwise provided in this
                  ------------
Agreement.  The provisions of Attachment 1 are incorporated herein by reference
                              ------------
as if set forth in full herein.

Anything to the contrary contained in this Agreement notwithstanding, in no event shall Programmer be entitled to delay payment of, reduce, or set off any claim against, any amount payable by Programmer under this Agreement, whether by reason of a breach or default by Licensee or otherwise.

          3.  Term.  The term of this Agreement shall begin on December 1, 1998
              ----
(the "Commencement Date"), and shall continue in force from that date for a period of three (3) months, except that it shall be automatically extended if the Closing (as defined in the Purchase Agreement) on the sale of the Stations by Licensee has not occurred and the Purchase Agreement has not been terminated, until the earlier of the occurrence of (i) such Closing or (ii) the termination of the Purchase Agreement.

          4.  Programming. Programmer's Programming shall comply with the
              -----------
Stations' Policy Guidelines attached on Exhibit A hereto, as the same may be
                                        ---------
reasonably amended by Licensee from time to time, and with the provisions of this Agreement, and, provided such compliance obligations are satisfied, shall be entertainment programming of Programmer's own selection, together with commercial matters, news, public service announcements and other programming suitable for broadcast on the Stations. All actions or activities of Programmer under this Agreement, and all Programming provided by Programmer shall be in accordance with (a) the Communications Act of 1934, as amended, (b) the rules, requirements and policies of the FCC, including, without limitation, the FCC's rules on children's television programming, plugola/payola, lotteries and contests, hoaxes, station identification, minimum operating schedule, sponsorship identification, political programming and political advertising rates; (c) all applicable federal, state and local laws, regulations and policies (collectively, "Applicable Government Regulations"); and (d) generally accepted quality standards of the television broadcast industry. In the event that Licensee determines, based on the exercise of Licensee's good faith reasonable business judgment, that Programmer has failed to comply in any material respect with any of the standards provided for in this Agreement. Licensee may suspend or cancel any Programming not in compliance. In the event of any such suspension or cancellation, Programmer shall retain the right to use the Programming provided by it (other than any of the Licensee Programming) and to authorize the use of such Programming (other than any of the Licensee Programming) in any manner and in any media whatsoever.

     Programmer will consult with Licensee prior to any general or primary election period to set political rates and procedures for handling political advertisements. In addition, all questions relating to political programming, political advertisements, "Reasonable Access, " "Equal Time," "Lowest Unit Charge," political editorials and any broadcast matter involving elected or appointed government officials shall be immediately directed to Licensee and its counsel. In addition, Programmer shall deliver to Licensee each week during the time when the "Lowest Unit Charge" rates are in effect a list of all political advertisements and sufficient data to demonstrate compliance with the FCC's "Lowest Unit Charge" rules.

          5.  Special Events.  Licensee reserves the right in its discretion,
              --------------
and without liability, to preempt, delay or delete any of the broadcasts of the Programming and to broadcast in substitution such other programming which, in Licensee's judgment, is of greater local or national importance. In all such cases (except for those involving breaking news), Licensee shall use reasonable efforts to provide Programmer with at least twenty-four (24) hours notice of Licensee's intention to preempt, delay or delete such Programming. Programmer agrees to cooperate in the airing of Licensee's substitute programming, including the use of Programmer's personnel and equipment as reasonably required.

          6.  Advertising and Programming Revenues.  Programmer shall retain all
              ------------------------------------
advertising and promotion-related revenues, and all accounts receivable, in respect thereof, arising from the Programming provided by Programmer, or utilized by Programmer and arising under those Programming Contracts assumed by Licensee pursuant to this Agreement, and in fact broadcast during the term hereof. Programmer shall be responsible for payment of all agency commissions and the commissions payable to any sales representative engaged by Programmer or Licensee for the purpose of selling advertising with respect to any of the Stations. Licensee shall retain the revenue from the sale of any advertising on the Stations on any other programs not produced or delivered to Licensee by Programmer. Licensee and Programmer each shall have the right, at its own expense, to seek copyright royalty payments for its own programming (and in the case of Licensee, Licensee Programming). Subject to compliance with applicable laws, Programmer may sell advertising on the Stations in combination with the sale of advertising on other television or radio stations.

          7.  Station Facilities. Subject to the terms and conditions set forth
              -------------------
in this Agreement, Licensee hereby agrees to make the facilities of the Stations that are owned or leased by Licensee ("Licensee Station Facilities") available to Programmer twenty-four (24) hours a day, seven (7) days per week for operation and broadcast. Licensee shall pay and Programmer shall promptly compensate and reimburse Licensee on a dollar-for-dollar basis for all expenses in connection with operating the Stations and shall perform reasonable and customary maintenance of all Licensee Station Facilities and equipment and in furtherance of its obligations to comply with applicable FCC rules, regulations and policies, and Licensee's obligations set forth in this Paragraph 7. Any downtime in the Licensee Station Facilities occasioned by any such maintenance shall not be deemed to be a default or violation by Licensee.

          8.  Right of Access.  Licensee shall provide Programmer with access at
              ---------------
all times to its owned and leased property used for the Stations' operations to conduct, at Programmer's expense, all activities for which such property is currently used and permitted to be used. Licensee shall have access at all times to its equipment and facilities used in conjunction with the production and broadcast of the Programming so as to permit Licensee to operate and control the Stations and to broadcast the Programming and Licensee's own programming as provided herein. Programmer shall have the right, upon Licensee's express prior written consent, such consent not to be unreasonably withheld, to install and maintain at the Licensee Station Facilities, at Programmer's expense, any microwave studio/transmitter relay equipment, telephone lines, transmitter remote control, monitoring devices or any other equipment necessary for the proper transmission of the Programming on the Station, and Licensee and Programmer shall take, at Programmer's expense, all steps reasonably necessary to prepare and file any applications with the FCC to effectuate such proper transmission.

          9.  Force Majeure.  Any failure or impairment of the Licensee Station
              -------------
Facilities or any Station equipment or services or any delay or interruption in the broadcast of the

Programming, or failure at any time by Licensee to furnish the Licensee Station Facilities, or any station equipment or services, in whole or in part, for the broadcast of the Programming or otherwise, due to acts of God, strikes, or threats thereof or force majeure, or due to causes beyond the control of Licensee, shall not constitute a breach of this Agreement, and Licensee shall not be liable to Programmer.

          10.  Equipment.  The parties agree that Licensee shall retain title to
               ---------
all of the Purchased Assets (as such term is defined in the Purchase Agreement) until the Closing of the Purchase Agreement. Programmer shall hold title to any new equipment or assets purchased or otherwise acquired by Programmer for the Stations during the term of this Agreement; provided that in the event the term of this Agreement shall end and the Closing under the Purchase Agreement shall not then have occurred, any equipment or asset obtained as a replacement for any equipment or assets of Licensee without the express written consent of WBG automatically shall become and hereinafter be deemed owned by WBG, and, in the case of any such replacement items so consented to, WBG shall have the right to purchase the same at the net book value thereof, in each case free and clear of all Liens (as defined in the Purchase Agreement). Programmer shall execute and deliver to WBG all instruments necessary to effectuate the foregoing.

          11. Licensee Control of Station. Notwithstanding anything to the
              ---------------------------
contrary in this Agreement, Licensee shall have full authority, control and power over the operation of the Stations during the term of this Agreement. Licensee shall retain control over the policies, programming, finances, personnel and operations of the Station, including, without limitation, the right to accept or reject any Programming or advertisements pursuant to Paragraphs 4 and 5, and the right to take any other actions necessary for compliance with Applicable Government Regulations. Licensee's control over the finances, personnel and operations of the Stations shall be exercised in good faith. Licensee shall be responsible to the Federal Communications Commission for the Station's compliance with all Applicable Government Regulations, including but not limited to FCC requirements with respect to ascertainment of the problems, needs and interests of the community, public service programming, children's programming, political broadcasting, main studio staffing, maintenance of public inspection files, and maintenance of appropriate Emergency Alert System equipment, in all cases without intending to limit any compensation, reimbursement or other obligations of Programmer under this Agreement. Programmer shall provide Licensee with all necessary information with respect to the Programming that is responsive to the problems, needs and interests of the community, and shall assist Licensee in all reasonable respects requested by Licensee in the preparation of information to enable Licensee to prepare records, reports and logs required by the FCC or other local, state or federal governmental agencies. All correspondence (including E-Mail) from members of the public concerning any Station's programming shall be provided to the Licensee.

          12.  Responsibility for Employees and Expenses.  During this term of
               -----------------------------------------
this Agreement, WBG hereby agrees to employ two full-time employees for the Station, one of whom shall be a management level employee, both of whom shall report to and be accountable solely to Licensee, and who shall be ultimately responsible for the day-to-day operations of the Station. WBG shall also be entitled to retain in its employ all employees of the Stations which it deems advisable, and Programmer shall not employ or seek to employ any of such employees without WBG's express written consent. WBG shall be responsible for paying the salaries, payroll taxes, health insurance and other employment related costs for all personnel employed by WBG with respect to the Stations, and Programmer shall compensate WBG on a dollar-for-dollar basis for all such costs and expenses. Effective the date of this Agreement, Programmer shall employ and be responsible for all personnel, equipment and facilities used in the production of the Programming (including, without limitation, salespeople, traffic personnel and programming staff), except for those personnel whom WBG elects to employ and who shall be covered by the immediately preceding sentence. All Programmer personnel shall be subject to the supervision and the direction of Licensee's designated personnel in connection with the performance of their duties at the Station. WBG shall be responsible for all expenses of Licensee related to the operation of the Stations and the Licensee Station Facilities and the Stations' equipment, and Programmer shall compensate WBG, on a dollar-for-dollar basis, for all such expenses, including without limitation, all amounts becoming due and payable under any and all Programming Contracts during or in respect of the period coinciding with the term of this Agreement. Licensee shall also be responsible for income taxes relating to Licensee's earnings from this arrangement. Programmer shall pay promptly when due all copyright fees attributable to Programming broadcast on the Station during the term of this Agreement.

          13.  Compliance with Law.  Programmer agrees that, throughout the term
               -------------------
of this Agreement, Programmer shall comply with all laws and regulations applicable to the conduct of Programmer's business and activities, including all Applicable Government Regulations.

          14. Payola/Plugola/EEO.  Programmer agrees that it shall not accept,
              ------------------
and shall not permit any of its employees to accept, any consideration, compensation, gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, materials, supplies or other merchandise, services or labor, whether or not pursuant to written contracts or agreements between Programmer and merchants or advertisers, unless the payer is identified in the Programming as having paid for or furnished such consideration, in accordance with FCC requirements. Programmer agrees that, on an annual basis, or more frequently at the request of Licensee, it will execute and provide Licensee with affidavits regarding payola/plugola compliance in such form and substance as Licensee shall reasonably require. Programmer shall comply with all equal employment opportunity regulations and policies (including but not limited to those of the FCC) to the extent such regulations and policies apply, or may in the future be deemed to apply, to the employment practices of Programmer's personnel assigned to duties in connection with the operation of the Stations; and Programmer shall timely provide Licensee with all information that may be necessary or appropriate to comply with any reporting obligations of the FCC pursuant to such regulations or policies.

          15. Indemnification.  Programmer hereby agrees to indemnify and hold
              ---------------
harmless each entity comprising Licensee and all members and partners thereof, and all members, partners, shareholders, directors, officers, agents, employees, successors, and assigns of any of the foregoing against all liability, damages, cost and expense (including without limitation reasonable attorney's fees) suffered or incurred by any of them for, or arising out of, or by reason of (a) libel, slander, illegal competition or trade practice, infringement of trade marks, trade names, or program titles, violation of rights of privacy, infringement of copyrights and proprietary rights and other liabilities resulting from or relating to the broadcast of any Programming, and (b) all other matters arising out of or related to Programmer's activities involving any of the Stations or use of any of the Licensee Station Facilities and/or any equipment or assets of any of the Stations. Licensee hereby agrees to indemnify and hold harmless Programmer and its directors, officers, agents, employees, successors, and assigns against all liability arising out of liabilities of the type described in clause (a) of the first sentence of this Paragraph 15 that arise as a result of Licensee's alteration of any Programming prior to broadcast by Licensee which alteration is not consented to by Programmer. Programmer's and

Licensee's obligations under this Paragraph 15 shall survive any termination of this Agreement until the expiration of all applicable statutes of limitation.

          16.  Events of Default; Cure Periods and Remedies.
               --------------------------------------------

          16.1.  Events of Default.  The following shall, after the expiration
                 -----------------
of the "applicable cure periods," constitute events of default under the Agreement ("Events of Default"):

          16.1.1. Programmer's failure to timely pay any consideration provided for in this Agreement or any amount then due under this Agreement or the Purchase Agreement;

          16.1.2. The default by any party hereto in the material observance or performance of any material covenant or agreement contained herein; provided, that any failure of Licensee to comply with Applicable Government Regulations shall not be deemed to be a default of a material covenant or agreement by Licensee if Programmer has failed to provide information or cooperation to Licensee that could have allowed Licensee to avoid such noncompliance or if Programmer's Programming or any other act or omission, or any instruction or request to station personnel, by Programmer is a basis or cause of such failure to comply with Applicable Government Regulations;

          16.1.3. Any party (a) shall make a general assignment for the benefit of creditors, or (b) files or has filed against it a petition for bankruptcy, for reorganization, or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within sixty (60) days thereof;

          16.1.4. The default by any party hereto (after the expiration of all applicable cure periods) in the material observance or performance of any material covenant or agreement contained in the Purchase Agreement which entitles the other party to terminate the Purchase Agreement.

          16.2 Cure Periods.  An Event of Default under Section 16.1.2 above
               ------------
shall not be deemed to have occurred until thirty (30) business days after the nondefaulting party has provided the defaulting party with written notice specifying the event or events that if not cured would constitute an Event of Default. The Event of Default which is subject to a cure period hereunder shall not be deemed to have occurred if actions necessary and sufficient to cure are taken during the relevant cure period.

          16.3 Right of Termination.  In addition to other remedies available at
               --------------------
law or equity, but subject to the requirements and limitations set forth herein, this Agreement may be terminated as set forth below by either Licensee or Programmer by written notice to the other upon the occurrence of the following:

          (a) this Agreement is declared invalid or illegal in whole or substantial part by an order or decree of an administrative agency or court of competent jurisdiction and such order or decree has become final and no longer subject to further administrative or judicial review;

          (b) an Event of Default by the other party has occurred and the party seeking to terminate is not then in material default or breach hereof;

          (c) the termination of the Purchase Agreement;

          (d) the mutual consent of all parties; or

          (e) there has been a material change in FCC rules, policies or precedent that would cause this Agreement to be in violation thereof and such change is in effect and not the subject of a timely appeal or further administrative review, provided that in such event the parties shall first negotiate in good faith and attempt to agree on an amendment to this Agreement that will provide the parties with a valid, binding and enforceable agreement that conforms to the new FCC rules, policies or precedent.

          16.4  Termination Requirements and Procedures.  Unless otherwise
                ---------------------------------------
mutually agreed by Programmer and Licensee, any termination of this Agreement shall, at the election of Licensee, not become effective until the effective date specified by Licensee which shall not be more than ninety (90) days after notice of termination is provided by Programmer or Licensee pursuant to Section 16.3.

          16.5.  Liabilities Upon Termination.  Upon termination of this
                 ----------------------------
Agreement for any reason, Programmer shall be responsible for all liabilities, debts and obligations of Programmer accrued from the purchase of air time and/or transmission services and all Programming provided by Programmer, including, without limitation, accounts payable, barter agreements and unaired advertisements, but not for Licensee's federal, state, and local tax liabilities associated with Programmer's payments to Licensee as provided for herein. With respect to Programmer's obligations to broadcast programming, advertisements and other material over the Stations after termination hereunder, WBG may propose compensation to WBG for meeting these obligations, but Licensee shall be under no duty to propose such compensation or to perform such obligations and Programmer shall accept any such proposal by WBG which is reasonable and equitable under the circumstances and cooperate with WBG to effectuate such performance. In no event shall Licensee be under any obligation to make available to Programmer any broadcast time or broadcast transmission facilities and all amounts accrued or payable to Licensee up to the date of termination which have not been paid shall immediately become due and payable.

          16.6   Survival.  Anything to the contrary contained in this Agreement
                 --------
notwithstanding, all obligations under this Agreement accrued or arising prior to or by reason of the termination of this Agreement shall survive such termination and the following provisions shall also survive any such termination: Paragraphs 1(b), (c), (d) and (e) (with respect to periods prior to the effective date of such termination), 2, 6, 7, 10, 12, 15, 16, 19.3 and 20.

          17.  Responsive Programming,  Programmer and Licensee mutually
               ----------------------
acknowledge their interest in ensuring that the Stations serve the needs and interests of the residents of their communities of license, and the surrounding service areas and agree to cooperate in doing so. Licensee may request, and Programmer shall provide, information concerning such of Programmer's Programming that is responsive to community issues so as to assist Licensee in the satisfaction of its public service programming obligations.

          18.  Time Brokerage Challenge.  If this Agreement is challenged in
               ------------------------
whole or in part at the FCC or in another administrative or judicial forum, whether or not in connection with the Station's license renewal application, counsel for Licensee and counsel for Programmer shall, at Programmer's expense, jointly defend the Agreement and the parties' performance hereunder throughout all such proceedings. If portions of this Agreement do not receive the approval of the FCC's staff, or the Agreement receives such approval with conditions that are adverse to

Licensee or Programmer, then the parties shall endeavor in good faith to reform the Agreement as necessary to satisfy the FCC staff's concerns, while preserving the respective benefits to and without increasing the respective obligations of the parties, or seek reversal of the staff decision and approval from the full Commission on appeal.

          19.1 Certification.  Pursuant to Section 73.3555(a)(2)(ii) of the
               -------------
FCC's Rules, Licensee certifies that it will maintain ultimate control over the Stations' facilities, including control over Station finances, personnel and programming, and Programmer certifies that the arrangement contemplated by this Agreement complies with the provisions of Sections 73.3555(e)(1) of the FCC's Rules.

          19.3.  Programmer's Representations, Warranties and Covenants.
                 -------------------------------------------------------
Programmer makes the following additional representations, warranties and covenants:

          19.3.1.  Compliance with Applicable Law.  Programmer's performance of
                   ------------------------------
its obligations under this Agreement and its furnishing of Programming shall be in compliance with, and shall not violate or cause Licensee to violate any applicable laws or any applicable rules, regulations, or orders of the FCC or any other governmental agency.

          19.3.2.  Handling of Complaints.  Programmer shall promptly advise
                   ----------------------
Licensee of any public or FCC complaint or inquiry that Programmer receives concerning the Programming and shall cooperate with Licensee and take all actions as may be reasonably requested by Licensee in responding to any such complaint or inquiry.

          19.3.3.  Copyright and Licensing.  Programmer shall have throughout
                   -----------------------
the term of this Agreement the full authority to broadcast the Programming on the Station, and Programmer shall not broadcast on the Stations any material in violation of the Copyright Act.

          19.3.4.  Insurance.  Programmer shall maintain throughout the term of
                   ---------
this Agreement general liability insurance and errors and omissions insurance covering broadcasts made on the Station, and shall name Licensee as an additional insured on such insurance policies.

          19.3.5.  Information for FCC Reports.  Upon request by Licensee,
                   ---------------------------
Programmer shall provide in a timely manner any such information in its possession that shall enable Licensee to prepare, file or maintain the records and reports required by the FCC.

          20.  Miscellaneous.
               -------------

          20.1    Certain Limitations.  Anything to the contrary contained in
                  -------------------
the Agreement notwithstanding:

          (a) in the event the Closing under the Purchase Agreement shall occur, Licensee shall have no liability or obligation whatsoever under this Agreement, whether for matters arising prior to such Closing or otherwise.

          (b) Programmer's sole remedy for any breach or default by Licensee under this Agreement shall be such rights as Programmer may have under the Purchase Agreement upon the termination thereof.

          (c) Nothing herein, express or implied, is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

          (d) Programmer acknowledges and agrees that, notwithstanding anything contained to the contrary in the Agreement, WBG shall be solely and exclusively responsible and liable for all obligations of License Co. arising under this Agreement and the transactions contemplated hereby and License Co. shall not have or incur any liability whatsoever arising out of this Agreement or any of the transactions contemplated hereby.

          20.2.  Amendment; Waiver.  No modification, amendment or waiver of any
                 -----------------
provision of this Agreement shall in any event be effected unless the same shall be in writing and signed by the party adversely affected by the waiver or modification, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.

          20.3.  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of Licensee or Programmer in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Except as otherwise provided in this Agreement or in the Purchase Agreement, the rights and remedies of Licensee and Programmer herein provided are cumulative and are not exclusive of any right or remedy which Licensee or Programmer may otherwise have.

          20.4.  Construction.  This Agreement shall be construed in accordance
                 ------------
with the laws of the State of New York, excluding the choice of law rules thereof.

          20.5.  Headings.  The headings contained in this Agreement are
                 --------
included for convenience only and no such heading shall in any way alter the meaning of any provision.

          20.6.  Successors and Assigns. This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall be assignable only to the same extent as and solely in connection with any assignment of the Purchase Agreement permitted pursuant to the terms thereof.

          20.7.  Notices. Any notice required hereunder shall be in writing and
                 -------
any payment, notice or other communication shall be deemed given when delivered personally, or mailed by certified mail or Federal Express, postage prepaid, with return receipt requested:

          If to Licensee:
          c/o The Wicks Group of Companies, Inc.
          405 Park Avenue, 7/th/ Floor
          New York, NY 10022
          Attn:  Mr. Craig B. Klosk

          With a copy to:
          Golenblock, Eiseman, Assor & Bell
          437 Madison Avenue
          New York, NY 10022
          Attn:  Nathan E. Assor, Esquire

          If to Programmer:
          AK Media Group, Inc.
          1301 Fifth Avenue, Suite 4000

          Seattle, WA 98101
          Attn:  Mr. Denis M. Curley

          With a copy to:
          Rubin, Winston, Diercks, Harris & Cooke, LLP
          1333 New Hampshire Avenue, N.W., Suite 1000
          Washington, D.C.  20036
          Attn:  James L. Winston, Esq.

          20.8.  Entire Agreement.  This Agreement, together with the Purchase
                 ----------------
Agreement and the Schedules, Attachments and Exhibits hereto and thereto, embody the entire agreement between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof.

          20.9.  Severability.  In the event that any of the provisions
                 ------------
contained in this Agreement is held to be invalid, illegal or unenforceable, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein, subject to the termination rights contained in Paragraph 16 hereof.

          20.10.  Signatures.  This Agreement may be signed in one or more
                  ----------
counterparts, each of which shall be deemed a duplicate original, binding on the parties hereto notwithstanding that the parties are not signatory to the original or the same counterpart. This Agreement shall be binding and effective as of the date on which the executed counterparts are exchanged by the parties. The parties agree to be bound upon the exchange of signature pages transmitted by facsimile; provided, however, upon execution of this Agreement, Programmer agrees to send to Licensee and Licensee agrees to send to Programmer, the original signature pages via overnight delivery.

          IN WITNESS WHEREOF, the parties have executed this Time Brokerage Agreement as of the date first above written.

                                     Wicks Broadcast Group Limited Partnership
                                     By:  WBG Management, Inc., general partner


                                          By:_________________________________
                                          Name:
                                          Title:

                                     WBG License Co., L.L.C.
                                          By:  Wicks Broadcast Limited
                                               Partnership, managing member

                                          By:  WBG Management, Inc.,
                                               general partner


                                               By:_____________________________
                                               Name:
                                               Title:

                                     AK Media Group, Inc.


                                     By:________________________________
                                     Name:
                                     Title:

                     Exhibit 2.2 to Acquisition Agreement

                            LIABILITIES UNDERTAKING
                            -----------------------

          LIABILITIES UNDERTAKING, dated as of ___________________, 1998, by AK MEDIA GROUP, INC., a Washington corporation ("Buyer"), in favor of WICKS BROADCAST GROUP LIMITED PARTNERSHIP, a Delaware limited partnership (the "Company") and WBG License Co., L.L.C., a Delaware limited liability company (collectively, with the Company, the "Companies").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Company and Buyer are parties to an Agreement, dated as of ___________________, 1998 (the "Purchase Agreement"); and

          WHEREAS, pursuant to the Purchase Agreement, the Companies have concurrently herewith sold, assigned, conveyed, transferred and delivered to Buyer the Purchased Assets (as such term is defined in the Purchase Agreement);

          WHEREAS, in partial consideration therefor, the Purchase Agreement requires Buyer to execute and deliver to the Companies this Liabilities Undertaking;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Buyer, Buyer hereby agrees for the benefit of the Companies as follows:

          (a   Buyer hereby undertakes, assume and agree to pay, perform, discharge and otherwise satisfy in full promptly as and when due, and agrees to indemnify and hold harmless the Companies and all Company Indemnitees from and against the following (the "Assumed Liabilities"): (a) all outstanding obligations as of the Closing Date incurred by any of the Companies or the Stations under all Barter Agreements; (b) all accounts payable, accrued expenses and liabilities for which an adjustment or allocation in favor of Buyer is made pursuant to Section 2.4 of the Purchase Agreement, (c) all accrued vacation time and sick pay as of the Closing Date of employees of the respective Stations who become employees of Buyer or any affiliate of Buyer for which an adjustment is made in favor of Buyer under Section 2.4, (d) all liabilities and obligations accruing or arising on or after the Closing Date under all contracts, leases and agreements, and normal course advertising, supply service and similar orders and arrangements, of any of the Stations and/or any of the Companies or by which any of them is bound, entered into exclusively in the course of or exclusively in connection with the operations or business of any one or more of the Stations,
(e) Buyer's share of the Transaction Taxes, and (f) all liabilities and obligations incurred or caused by Buyer or which are the responsibility of Buyer, or for which the Companies are entitled to reimbursement, pursuant to the Time Brokerage Agreement or any activities or transactions in furtherance thereof or in connection therewith. Notwithstanding the foregoing the Assumed Liabilities shall not include any of the following ("Excluded Liabilities"): (i) any liability for income or franchise Taxes of any of the Companies; (ii) any liabilities or obligations of the Companies under any of the Excluded Contracts;
(iii) any liabilities or obligations of any of the Companies under the Purchase

Agreement; (iv) any liability owing by any of the Companies to any of the other Companies or any shareholder or partner thereof; or (v) any liability or obligation under the Companies' group health insurance plans or 401(k) Profit Sharing Plan. Except as provided in the Purchase Agreement or in this Liabilities Undertaking, Buyer shall not assume any debts, liabilities or obligations of any of the Companies.

          (b   This Liabilities Undertaking shall inure to the benefit of the
Companies and their respective successors and assigns, and shall be binding upon Buyer and its respective successors and assigns.

          (c   This Liabilities Undertaking is irrevocable and may not be amended or modified without the express written consent of the Companies.

          (d   Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

          IN WITNESS WHEREOF, the undersigned has duly executed this Liabilities Undertaking by and through its duly authorized representative as of the date first above written.

                                   BUYER
                                   AK MEDIA GROUP, INC.


                                   By: ______________________________________
                                       Name:
                                       Title: